EXHIBIT 10.17
                            ASSET EXCHANGE AGREEMENT

                                 By and Between

                             EZ COMMUNICATIONS, INC.

                     PROFESSIONAL BROADCASTING, INCORPORATED

                              EZ PHILADELPHIA, INC.

                             SFX BROADCASTING, INC.

                                       and

                               SFX HOLDINGS, INC.

                                   Dated as of

                                February 25, 1997












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                                TABLE OF CONTENTS


ARTICLE 1         DEFINED TERMS...................................................................................2

ARTICLE 2         EXCHANGE OF LICENSES AND STATIONS...............................................................2
         2.1      Agreement to Exchange Licenses and Stations; Exchange Schedule; Appraisals;
                    Tax Reporting.................................................................................2
         2.2      Assumption of Liabilities and Obligations. .....................................................4
         2.3      Closing.........................................................................................8
         2.4      Escrow Arrangements.............................................................................8
         2.5      Accounts Receivable.............................................................................8
         2.6      Like-Kind Exchange..............................................................................9

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE SFX PARTIES...............................................9
         3.1      Organization and Business; Power and Authority; Effect of Transaction..........................10
         3.2      Financial and Other Information................................................................10
         3.3      Changes in Condition...........................................................................11
         3.4      Materiality....................................................................................11
         3.5      Title to Properties; Leases....................................................................11
         3.6      Compliance with Private Authorizations.........................................................12
         3.7      Compliance with Governmental Authorizations and Applicable Law.................................12
         3.8      Intangible Assets..............................................................................14
         3.9      Related Transactions...........................................................................14
         3.10     Insurance......................................................................................15
         3.11     Tax Matters....................................................................................15
         3.12     Employee Retirement Income Security Act of 1974................................................15
         3.13     Inapplicability of Specified Statutes..........................................................17
         3.14     Employment Arrangements........................................................................17
         3.15     Material Agreements............................................................................17
         3.16     Ordinary Course of Business....................................................................18
         3.17     Broker or Finder...............................................................................19
         3.18     Solvency.......................................................................................19
         3.19     Environmental Matters..........................................................................19
         3.20     Trade or Barter................................................................................20

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE EZ PARTIES...............................................20
         4.1      Organization and Business; Power and Authority; Effect of Transaction..........................20
         4.2      Financial and Other Information................................................................21
         4.3      Changes in Condition...........................................................................21
         4.4      Materiality....................................................................................22
         4.5      Title to Properties; Leases....................................................................22
         4.6      Compliance with Private Authorizations.........................................................23
         4.7      Compliance with Governmental Authorizations and Applicable Law.................................23
         4.8      Intangible Assets..............................................................................25



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         4.9      Related Transactions...........................................................................25
         4.10     Insurance......................................................................................25
         4.11     Tax Matters....................................................................................26
         4.12     Employee Retirement Income Security Act of 1974................................................26
         4.13     Inapplicability of Specified Statutes..........................................................27
         4.14     Employment Arrangements........................................................................28
         4.15     Material Agreements............................................................................28
         4.16     Ordinary Course of Business....................................................................29
         4.17     Broker or Finder...............................................................................30
         4.18     Solvency.......................................................................................30
         4.19     Environmental Matters..........................................................................30
         4.20     Trade or Barter................................................................................30

ARTICLE 5         COVENANTS......................................................................................31
         5.1      Access to Information; Confidentiality.........................................................31
         5.2      Agreement to Cooperate.........................................................................32
         5.3      Public Announcements...........................................................................34
         5.4      Notification of Certain Matters................................................................34
         5.5      No Solicitation................................................................................35
         5.6      Conduct of Business by SFX Pending the Closing.................................................35
         5.7      Conduct of Business by EZ Pending the Closing..................................................37
         5.8      FCC Application; Divesture Commitment..........................................................39
         5.9      Delivery of Disclosure Schedules...............................................................40

ARTICLE 6         CLOSING CONDITIONS.............................................................................40
         6.1      Conditions to Obligations of Each Party to Effect the Exchange.................................40
         6.2      Conditions to Obligations of the EZ Parties....................................................41
         6.3      Conditions to Obligations of the SFX Parties...................................................42

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................44
         7.1      Termination....................................................................................44
         7.2      Effect of Termination..........................................................................45

ARTICLE 8         INDEMNIFICATION................................................................................46
         8.1      Survival.......................................................................................46
         8.2      Indemnification................................................................................46
         8.3      Limitation of Liability........................................................................46
         8.4      Notice of Claims...............................................................................47
         8.5      Defense of Third Party Claims..................................................................47
         8.6      Exclusive Remedy...............................................................................47
         8.7      Rights Under Other Agreements..................................................................47

ARTICLE 9         GENERAL PROVISIONS.............................................................................48
         9.1      Amendment......................................................................................48

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         9.2      Waiver.........................................................................................48
         9.3      Fees, Expenses and Other Payments..............................................................48
         9.4      Notices........................................................................................49
         9.5      Specific Performance; Other Rights and Remedies................................................50
         9.6      Severability...................................................................................50
         9.7      Counterparts...................................................................................51
         9.8      Section Headings...............................................................................51
         9.9      Governing Law..................................................................................51
         9.10     Further Acts...................................................................................51
         9.11     Entire Agreement...............................................................................51
         9.12     Assignment.....................................................................................51
         9.13     Parties in Interest............................................................................52
         9.14     Mutual Drafting................................................................................52
         9.15     EZ Agent for Other EZ Parties..................................................................52
         9.16     SFX Agent for Other SFX Parties................................................................52
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APPENDIX A:                         Definitions

EXHIBITS:

         EXHIBIT A-1:               Form of Future EZ Station TBA (Section 5.2(d))
         EXHIBIT A-2:               Form of Future SFX Station TBA (Section 5.2(d))

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                            ASSET EXCHANGE AGREEMENT

         This Asset Exchange Agreement (this "Agreement") is dated as of February 25, 1997, by and among EZ Communications, Inc., a Virginia corporation ("EZ"), Professional Broadcasting, Incorporated, a Virginia corporation ("PBI"), EZ Philadelphia, Inc., a Virginia corporation ("EZP" and, together with EZ and PBI, sometimes referred to individually as an "EZ Party" and collectively as the "EZ Parties") and SFX Broadcasting, Inc., a Delaware corporation ("SFX"), and SFX Holdings, Inc., a Delaware corporation ("SFX Holdings" and, together with SFX, sometimes referred to individually as an "SFX Party" and collectively as the "SFX Parties", each as the context requires).

         WHEREAS, SFX is party to an asset purchase agreement (the "Secret-SFX Agreement") with Secret Communications Limited Partnership ("Secret"), which is in turn party to an asset exchange agreement (the "Entercom Agreement" and, together with the Secret-SFX Agreement, the "SFX Acquisition Agreements") with Nationwide Communications, Inc. and Entertainment Communications, Inc. ("Entercom"), upon the consummation of which agreements SFX Holdings will be the owner, operator and licensee of radio station WDSY (FM), Pittsburgh, Pennsylvania (the "Future SFX Station") pursuant to a license issued by the FCC (the "Future SFX License");

         WHEREAS, the EZ Parties are party to an asset exchange agreement (the "Evergreen-EZ Agreement") with certain affiliates of Evergreen Media Corporation (the "Evergreen Entities" or "Evergreen"), upon the consummation of which an EZ Party will be the owner, operator and licensee of radio station WRFX (FM), Kannapolis, North Carolina (the "Future EZ Station") pursuant to licenses issued by the FCC (the "Future EZ License");

         WHEREAS, the EZ Parties and the SFX Parties desire to exchange the Future EZ Assets for the Future SFX Assets and certain cash consideration, on the terms and conditions hereinafter set forth;

         WHEREAS, the parties hereto intend the Exchanges to qualify as Like-Kind Exchanges; and

         WHEREAS, EZ is party to an agreement and plan of merger (the "EZ Merger Agreement"), dated as of August 5, 1996, as amended and restated as of September 27, 1996, with American Radio Systems Corporation, a Delaware corporation ("American"), pursuant to which EZ will be merged into American or a wholly-owned subsidiary of American (the "American-EZ Merger"), and American desires to consent to the Exchanges and the other transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the EZ Parties and the SFX Parties intending to be legally bound, do hereby covenant and agree as follows:




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                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in either Disclosure Schedule and each Collateral
Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. The term "either party" shall, unless the context otherwise requires, refer to SFX and EZ, and shall include any Subsidiary of either thereof which is a party to this Agreement.

                                    ARTICLE 2

                        EXCHANGE OF LICENSES AND STATIONS

         2.1 Agreement to Exchange Licenses and Stations; Exchange Schedule; Appraisals; Tax Reporting.

         (a) Subject to the terms and conditions set forth in this Agreement, the SFX Parties and the EZ Parties hereby agree to exchange, transfer and deliver at the Closing, the Future SFX Assets and the Future EZ Assets not previously transferred by the parties pursuant to the applicable TBA, free and clear of any Liens of any nature whatsoever except Permitted Liens, on the following terms and conditions:

                  (i) the Future SFX Assets other than the Future SFX License, together with a portion of the Cash Consideration, will be exchanged by SFX Holdings with PBI for the Future EZ Assets other than the Future EZ License (the "Asset Exchanges"); and

                  (ii) the Future SFX License, together with a portion of the Cash Consideration, will be exchanged by SFX Holdings with EZP for the Future EZ License (the "License Exchanges" and, collectively with the Asset Exchanges, the "Exchanges").

         (b) On or prior to the consummation of the Exchanges, each party shall prepare a draft schedule that sets forth the "exchange groups" and "residual group" (each within the meaning of Treas. Reg. Section 1.1031(j)-1) together with each asset included in the Future EZ Assets and the Future SFX Assets that belongs to the relevant exchange group or residual group, and send the schedule to the other for approval, which approval shall not be unreasonably conditioned, withheld or delayed. If the draft schedules do not contain any differences, they shall form the basis for the final schedule (the "Section 1031 Schedule"). If the draft schedules contain any differences, the

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parties  shall  negotiate  in good faith to  reconcile  the draft and  produce a uniform schedule which shall constitute the Section 1031 Schedule.

         (c) In the event EZ and SFX Parent are unable to agree upon the Section 1031 Schedule prior to the Exchange (or within such period thereafter as they shall, from time to time, agree), the EZ Parties and the SFX Parties agree that the fair market value of each asset included in the Future EZ Assets and the Future SFX Assets will be determined on the basis of the appraisals (the "Appraisals"), prepared by the firm of Bond & Pecaro, whose fee and expenses shall be equally borne by EZ and SFX Parent. The parties shall direct Bond & Pecaro to deliver Appraisals within thirty (30) days from the appointment of such firm and to set forth in the Appraisals the fair market value of each asset included in the Future EZ Assets and the Future SFX Assets. Within thirty (30) days of the receipt of the Appraisals, each party shall prepare a draft Section 1031 Schedule and send the schedule to the other for approval, which approval shall not be unreasonably conditioned, withheld or delayed. If the draft schedules do not contain any differences, they shall form the basis for the
Section 1031 Schedule. If the draft schedules contain any differences, the parties shall negotiate in good faith to reconcile the draft and produce a uniform schedule which shall constitute the Section 1031 Schedule.

         (d) Each of EZ and SFX shall cause to be prepared in a timely fashion a draft of IRS Forms 8824 for itself on the basis of the Appraisals and the
Section 1031 Schedule. Each of EZ and SFX shall deliver drafts of their respective IRS Forms 8824 to the other for approval, which approval shall not be unreasonably conditioned, withheld or delayed.

         (e) Each of EZ and SFX shall cause to be prepared in a timely fashion a draft of IRS Form 8594 for itself in a manner consistent with the Section 1031 Schedule and IRS Forms 8824 prepared in accordance with paragraph (c) above, reflecting (i) the allocation of consideration exchanged by it among the assets acquired based on the respective fair market values of the relevant assets as set forth in the Appraisals and in accordance with section 1060 of the Code and
(ii) such other information as required by Section 1060 of the Code and IRS Form 8594. Each of EZ and SFX shall deliver drafts of their respective IRS Forms 8594 to the other for approval, which approval shall not be unreasonably conditioned, withheld or delayed.

         (f) Each of EZ and SFX shall report the transactions contemplated hereby as a Like- Kind Exchange under Section 1031 of the Code, consistent with the Appraisals, the Section 1031 Schedule, and IRS Forms 8594 and 8824 prepared in accordance with paragraphs (c) and (d) above, and shall not take, and shall cause their respective Affiliates, representatives, successors and assigns not to take, any position on any federal, state or local Tax Return or report, inconsistent with such reporting position, the Appraisals, the Section 1301 Schedule or such IRS Form 8584 or 8824. Each of EZ and SFX shall promptly give the other notice of any disallowance of or challenge to such reporting by any Taxing Authority.

         (g) Each of EZ and SFX shall cooperate with the other, including without limitation in preparing the Section 1031 Schedule, the IRS Forms 8594 and 8824 and executing all necessary agreements and documents, to the extent necessary for each of EZ and SFX to treat the exchange

                                       -3-


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of the  Future EZ Assets  for the  Future  SFX  Assets as a  Like-Kind  Exchange
pursuant to Section 1031 of the Code.

         (h) Notwithstanding the provisions of this Section, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof.

         (i) For purposes of this Agreement, the terms "Future SFX Assets" and "Future EZ Assets" shall mean all of the Assets associated with the respective Stations, other than the Excluded Assets, and, in the case of the Future SFX Assets, shall include cash in the amount of Twenty Million Dollars ($20,000,000) (the "Cash Consideration"). For purposes of this Agreement, the term "Excluded Assets" shall mean the following Assets

                  (i) all cash and cash equivalents, except as otherwise set forth above in the case of the Future SFX Assets;

                  (ii) all Accounts Receivable of the EZ Parties, the SFX Parties or any direct or indirect Subsidiary of the EZ Parties and the SFX Parties relating to the Future EZ Station and the Future SFX Station, respectively;

                  (iii) the corporate names of each EZ Party and each SFX Party;

                  (iv) all books and records which any person is required by Applicable Law to retain, subject to the right of the other party to have access and to copy for a period of three (3) years from the Closing Date;

                  (v) any pension, profit-sharing or employee benefit plans, including any assets in any related trusts;

                  (vi) all insurance policies relating to the Future EZ Assets and the Future SFX Assets, respectively, (other than insurance proceeds that are specifically assigned in connection with the assignment of the Future EZ Assets and the Future SFX Assets, respectively);

                  (vii) software programs and other assets at the principal executive offices of any EZ Party or SFX Party used to provide certain financial and accounting services for the Future EZ Station and the Future SFX Station, respectively; and

                  (viii) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.


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         2.2      Assumption of Liabilities and Obligations.

         (a) As of the Closing Date, (i) PBI shall assume and agree to pay, discharge and perform all of the obligations and liabilities of the SFX Parties with respect to the ownership and operation of the Future SFX Station and the Future SFX Assets (except that all obligations and liabilities with respect to Future SFX License shall be paid, discharged and performed by EZP), and (ii) SFX Holdings shall assume and agree to pay, discharge and perform all of the obligations and liabilities of each EZ Party with respect to the ownership and operation of the Future EZ Station and the Future EZ Assets (including all obligations and liabilities with respect to Future EZ License), including, in both cases, without limitation the FCC Licenses and the Contracts, except to the extent that, in either case, any such obligation or liability relates to or arises out of the Nonassumed Obligations of any SFX Party or of any EZ Party, all of which Nonassumed Obligations of such SFX Party and of such EZ Party shall be and remain the sole and exclusive obligations and liabilities of such SFX Party and of such EZ Party, respectively.

         (b) The term "Nonassumed Obligations" shall mean all of the obligations and liabilities of SFX or of EZ, or any of their Subsidiaries, as the case may be, arising out of or relating to:

                  (i) the ownership and operation of the Future SFX Station and the Future EZ Station, as the case may be, and the related Assets, on or prior to the Closing Date, except to the extent otherwise provided in the Future SFX Station TBA and the Future EZ Station TBA, respectively;

                  (ii) those required to be disclosed in either Disclosure Schedule which are not so disclosed or which, if disclosed, Section 2.2(b)(ii) of the appropriate Disclosure Schedule indicates that such obligation or liability will not be assumed;

                  (iii) any breach of any warranty or any misrepresentation by any party under this Agreement or any Collateral Document;

                  (iv) any party's breach or violation of, or failure to perform, any of its obligations, covenants, agreements or undertakings set forth in this Agreement or any Collateral Document, including without limitation Article 5 of this Agreement;

                  (v) any  obligation  or  liability  relating  to any  Excluded
         Asset;

                  (vi) any obligation or liability with respect to Indebtedness for Money Borrowed;

                  (vii) any taxes, fees, expenses or other amounts required to be paid by any party pursuant to the provisions of this Agreement or any Collateral Document; and

                  (viii) any  Contract  with any  Affiliate  of any party (other
         than  those  Contracts  set  forth  in  Section   2.2(b)(viii)  of  the
         appropriate Disclosure Schedule).


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         (c)  Notwithstanding  anything  contained  in  this  Agreement  to  the contrary and except as otherwise provided in the Future SFX Station TBA or the Future EZ Station TBA, as the case may be, all items of income and expense (including without limitation, with respect to rent, utilities, Pro Ratable Taxes and wages, salaries and accrued but unused vacation for employees) arising from the conduct of the business of the Future EZ Station and the Future SFX Station (the conduct of such business to be in the ordinary course consistent with past practice) shall be prorated between the EZ Parties and SFX Parties in accordance with GAAP applied consistently with past practice as of 12:01 a.m., Eastern time, on the Cut-off Date, with the transferring party responsible for any such items prior to the Cut-off Date and the transferee party responsible for any such items relating to any subsequent period. For these purposes, Pro Ratable Taxes attributable to a period that begins before and ends after the Cut-off Date shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the day immediately preceding the Cut-off Date and the other beginning on the Cut-off Date, except that Pro Ratable Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis. The parties shall use their best efforts prior to the Closing Date to agree upon the prorations, including without limitation any with respect to the Trade Agreements pursuant to the provisions of Section 2.2(g). If the parties do agree upon the prorations prior to the Closing Date, payment of the proration amounts shall be due on the later of (i) the fifteenth day after the parties so agree or (ii) the Closing Date.

         (d) If the parties shall not have agreed to the prorations prior to the Closing Date, SFX shall deliver to EZ, not later than sixty (60) days after the Closing Date, a schedule of its proposed prorations, including without limitation any with respect to the EZ Trade Agreements pursuant to the provisions of Section 2.2(g), which shall set forth in reasonable detail the basis for those determinations (the "Pittsburgh Proration Schedule"). The Pittsburgh Proration Schedule shall be conclusive and binding upon the EZ Parties unless EZ provides SFX with written notice of objection (the "Notice of Disagreement") within thirty (30) days after EZ's receipt of the Pittsburgh Proration Schedule, which notice shall state the prorations proposed by EZ (the "EZ Proration Schedule"). SFX shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject the EZ Proration Schedule. If SFX rejects the EZ Proration Schedule, and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days of such rejection to the Chicago, Illinois office of Arthur Andersen & Co., LLP (the "Referee") for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on the SFX Parties and the EZ Parties. EZ and SFX agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between EZ and SFX. Payment by EZ or SFX, as the case may be, of the proration amounts determined pursuant to this Section 2.2(d) shall be due fifteen (15) days after the last to occur of (i) EZ's acceptance of the Pittsburgh Proration Schedule or failure to give SFX a timely Notice of Disagreement; (ii) SFX's acceptance of the EZ Proration Schedule or failure to reject within fifteen (15) days of receipt of a timely Notice of Disagreement; (iii) SFX's rejection of the EZ Proration Schedule in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to SFX and EZ of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000).


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         (e) If the parties shall not have agreed to the prorations prior to the
Closing  Date, EZ shall deliver to SFX, not later than sixty (60) days after the
Closing  Date,  a  schedule  of  its  proposed  prorations,   including  without
limitation any with respect to the SFX Trade Agreements pursuant to the provisions of Section 2.2(g), which shall set forth in reasonable detail the basis for those determinations (the "Charlotte Proration Schedule"). The Charlotte Proration Schedule shall be conclusive and binding upon the SFX Parties unless SFX provides EZ with a Notice of Disagreement within thirty (30) days after SFX's receipt of the Charlotte Proration Schedule, which notice shall state the prorations proposed by SFX (the "SFX Proration Schedule"). EZ shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject the SFX Proration Schedule. If EZ rejects the SFX Proration Schedule, and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days of such rejection to the Referee for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on the EZ Parties and the SFX Parties. SFX and EZ agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between SFX and EZ. Payment by SFX or EZ, as the case may be, of the proration amounts determined pursuant to this Section 2.2(e) shall be due fifteen (15) days after the last to occur of (i) SFX's acceptance of the Charlotte Proration Schedule or failure to give EZ a timely Notice of Disagreement; (ii) EZ's acceptance of the SFX Proration Schedule or failure to reject within fifteen (15) days of receipt of a timely Notice of Disagreement; (iii) EZ's rejection of the SFX Proration Schedule in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and
(iv) notice to EZ and SFX of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000).

         (f) Any payment required by SFX to EZ or by EZ to SFX, as the case may be, under Section 2.2(d), 2.2(e), 2.2(g) or 2.4 shall be paid by wire transfer of immediately available funds to the account of the payee with a financial institution in the United States as designated by such party in the Charlotte Proration Schedule or the Pittsburgh Proration Schedule, as the case may be, or the Notice of Disagreement (or by separate notice in the event a Notice of Disagreement is not sent). If either SFX or EZ fails to pay when due any amount under Section 2.2(d), 2.2(e), 2.2(g) or 2.4, interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the "prime rate" as published daily in the Money Rates column of the Wall Street Journal (or the average of such rates if more than one rate indicated) plus two percent (2%), and such interest shall be payable upon demand.

         (g) Obligations and liabilities under Trade Agreements shall be prorated in favor of the party assuming the same only to the extent that the aggregate obligations and liabilities (determined in accordance with GAAP) for unperformed air time under all such agreements as of 12:01 a.m. on the applicable Cut-off Date exceed by Twenty Thousand Dollars ($20,000) in the case of the Future EZ Station or the Future SFX Station, the fair market value of the property (determined in accordance with GAAP) to be received by the Assuming Party under such Trade Agreements after 12:01 a.m. on the applicable Cut-off Date under all such Trade Agreements. Additionally, the aggregate obligations and liabilities for unperformed air time under all SFX Trade Agreements and under all EZ Trade Agreements on the applicable Cut-off Date which are required to be prorated (any excess being part of the applicable Nonassumed Liabilities) shall not exceed One Hundred Thousand Dollars ($100,000). There shall be no proration in favor of the assigning party with respect to the Trade Agreements, notwithstanding the fact that the excess, if any, of the obligations and liabilities under the Trade Agreements over the fair market value of the property to be received under such Trade Agreements after 12:01 a.m. on the applicable Cut-off Date is less than the amounts specified in the first sentence of this paragraph.

         (h) Nothing contained in this Section 2.2 is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth herein.

         2.3 Closing. The closing of the Exchanges (the "Closing") shall take place at Hunton & Williams, 1751 Pinnacle Drive, Suite 1700, McLean, Virginia, 22102, at 10:00 a.m., local time, on the latest to occur of (a) the date on which the transactions contemplated by the Evergreen-EZ Agreement are consummated, (b) the date on which the transactions contemplated by the Secret-SFX Agreement are consummated or (c) the tenth (10th) business day after the FCC Consents shall have been issued and become Final Orders, or on such other date, prior to the Termination Date, or at such other place, as the parties may agree (the "Closing Date"). At the Closing, each of the parties shall deliver such bills of sale, assignments, assumptions of liabilities, opinions and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel.

         2.4 Escrow Arrangements. Concurrently with the execution hereof, SFX shall pay to the Escrow Agent the sum of Five Million Dollars ($5,000,000) (the "Escrow Deposit") to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. On the Closing Date, the SFX Parties shall (i) pay to the EZ Parties (or, in the event a Like-Kind Exchange is to be effected pursuant to Section 2.6, to the "qualified intermediary" described in Section 2.6) the sum of Fifteen Million Dollars ($15,000,000) and (ii) instruct the Escrow Agent to disburse to the EZ Parties (or, in the event a Like-Kind Exchange is to be effected pursuant to Section 2.6, to the "qualified intermediary" described in
Section 2.6) the Escrow Deposit and any interest or other earnings thereon, in each case by wire transfer of immediately available funds to such account as is designated by EZ in written instructions to SFX delivered not later than two (2) business days prior to the Closing.

         2.5 Accounts Receivable. Upon the earlier to occur of Closing or the commencement of the applicable TBA, the SFX Parties shall appoint PBI their agent and the EZ Parties shall appoint SFX their agent for the purpose of collecting all Accounts Receivable relating to the Future SFX Station and the Future EZ Station, respectively. Each party shall deliver to the other on or as soon as practicable after the Closing Date a complete and detailed statement showing the name, amount and age of each Account Receivable of its Stations. Subject to and limited by the following, revenues relating to the Accounts Receivable relating to the Future SFX Station and the Future EZ Station, respectively, will be for the account of the SFX Parties and the EZ Parties, respectively. Each agent shall use its best efforts to collect the Accounts Receivable with respect to which it is acting as agent for a period of ninety (90) days after the earlier to occur of the Closing Date or the date of commencement of the applicable TBA (the "Collection Period"). Any payment received by either party during the Collection Period from any customer with an account which is an Account Receivable with respect to which it is acting as agent shall first be applied in reduction of the Accounts Receivable, unless the customer contests in writing the validity of such application or otherwise directs the application of such payment in writing. During the Collection Period, each agent shall furnish the other with a list of, and pay over to the other, the amounts collected with respect to the Accounts Receivable with respect to which it is acting as agent on a monthly basis. Each agent shall provide the other with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either agent at and after such time, the parties shall meet to mutually and in good faith analyze any uncollected Accounts Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if the party which acted as agent with respect thereto desires to retain such Accounts Receivable in the interest of maintaining an advertising relationship. As to each such Account Receivable, the parties shall negotiate a good faith value of such Accounts Receivable, which the purchasing party shall pay to the other if the purchasing party, in its sole discretion, chooses to retain such Accounts Receivable. Each party shall retain the right to collect any of its Accounts Receivable as to which the parties are unable to reach agreement as to a good faith value, and each party agrees to turn over to the other any payments received against any such Accounts Receivable. Neither agent shall be obligated to use any extraordinary efforts to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and neither agent shall make any such referral or compromise, nor settle or adjust the amount of any such Accounts Receivable, except with the approval of the other agent. Neither agent shall incur any liability to any other party for any uncollected account unless such agent shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with the agent with respect thereto to the contrary, none of the assigning parties nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes, except for Accounts Receivable retained by the assigning party after the Collection Period.

         2.6 Like-Kind Exchange. The EZ Parties may elect to effect the transfer and conveyance of that portion of the Future EZ Assets in respect of which the Cash Consideration is to be paid hereunder as part of an exchange under Section 1031 of the Code, in lieu of selling such assets hereunder. If the EZ Parties so elect, they shall provide notice to SFX of their election, and thereafter (a) may at any time at or prior to Closing assign their rights (but such assignment shall not relieve them of their obligations) under this Agreement to a "qualified intermediary" as defined in Treas. Reg. ss.1.1031(k)-1(g)(4), subject to all rights and obligations hereunder of the SFX Parties and (b) shall promptly provide written notice of such assignment to SFX. The SFX Parties shall cooperate with all reasonable requests of the EZ Parties and the "qualified intermediary" in arranging and effecting the exchange as one which qualifies under Section 1031 of the Code. Without limiting the generality of the foregoing, if the EZ Parties have given notice of their intention to effect the disposition of that portion of the Future EZ Assets in respect of which the Cash Consideration is to be paid hereunder as part of a tax-deferred exchange, the SFX Parties shall (i) promptly provide the EZ Parties with written acknowledgment of such notice and (ii) at Closing, pay the Cash Consideration for such portion of the Future EZ Assets to the "qualified intermediary" rather than to the EZ Parties (which payment shall discharge, to the extent of such payment, the obligation of the SFX Parties to make payment for the Future EZ Assets hereunder).


                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE SFX PARTIES

         Each SFX Party hereby, jointly and severally, represents, warrants and covenants to, and agrees with, the EZ Parties as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each SFX Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each SFX Party has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate action on the part of each SFX Party. This Agreement has been duly executed and delivered by each SFX Party and constitutes, and each Collateral Document to which any SFX Party becomes a party will, when executed and delivered by such SFX Party, constitute, the legally valid and binding obligation of such SFX Party, enforceable against such SFX Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the SFX Disclosure Schedule, neither the execution and delivery by each SFX Party of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by each SFX Party of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each SFX Party:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of any SFX Party or any Applicable Law on the part of any SFX Party, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any SFX Material Agreement; or

                  (ii) will require any SFX Party to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except for the FCC Consents, filings under the Hart-Scott-Rodino Act and Private Authorizations the failure of which to be obtained or maintained would not, individually or in the aggregate, have a Material Adverse Effect on SFX.

         (d) SFX does not have any direct or indirect Subsidiaries or other Affiliates which own or have any interest in the Future SFX Station or any of the Future SFX Assets other than the other SFX Parties.

         3.2 Financial and Other Information. SFX has heretofore furnished to EZ copies of the unaudited financial data of the Future SFX Station listed in
Section 3.2 of the SFX Disclosure Schedule (the "SFX Financial Data"). Except as set forth in Section 3.2 of the SFX Disclosure Schedule (which schedule reflects the inclusion of "barter" transactions and the effects thereof), and except for normal year-end audit adjustments and accruals, if any, the SFX Financial Data have been prepared in accordance with GAAP applied on a basis consistent with past practices and are a true, accurate and fair presentation of the operating revenues and operating expenses of the Future SFX Station for the periods indicated.

         3.3 Changes in Condition. Since June 30, 1996, except to the extent specifically described in Section 3.3 of the SFX Disclosure Schedule, there has been no Material Adverse Change in SFX. There is no Event known to SFX which Materially Adversely Affects, or (so far as SFX can now reasonably foresee) is likely to Materially Adversely Affect, SFX, except to the extent specifically described in Section 3.3 of the SFX Disclosure Schedule.

         3.4 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the SFX Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the SFX Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be Materially Adverse to SFX.

         3.5 Title to Properties; Leases.

         (a) There is no real property that is or will be owned by an SFX Party that will be part of the Future SFX Assets. Section 3.5(a) of the SFX Disclosure Schedule describes all Leases of Real Property (the "SFX Leases") used or held for use in the operation of the Future SFX Station (the "SFX Real Property"). One of the SFX Parties will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, have valid and subsisting leasehold interests (as shown on Section 3.5(a) of the SFX Disclosure Schedule) in all SFX Real Property, in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(a) of the SFX Disclosure Schedule (which Liens shall be released prior to Closing). Except as otherwise set forth in Schedule 3.5(a) of the SFX Disclosure Schedule, each SFX Lease included in the SFX Real Property has, to SFX's knowledge, information and belief, been duly authorized, executed and delivered by each of the parties thereto, and will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement be a legally valid and binding obligation of the appropriate SFX Party, and, to SFX's knowledge, information and belief, each of the other parties thereto, enforceable in accordance with its terms. The appropriate SFX Party will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, have a valid leasehold interest in and enjoy peaceful and undisturbed possession under all SFX Leases pursuant to which it will hold any SFX Real Property. Assuming consummation of the transactions contemplated by the Secret-SFX Agreement, (x) all SFX Leases will be valid and subsisting and in full force and effect; and (y) neither any SFX Party nor, to SFX's knowledge, information and belief, any other party thereto, will be in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any SFX Lease. Except as disclosed in Section 3.5(a) of the SFX Disclosure Schedule, to the knowledge, information and belief of SFX, Secret or Entercom, all improvements on the SFX Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the Future SFX Station operating thereon as presently conducted, except for any instances of non-compliance which do not and will not individually or in the aggregate have a Material Adverse Effect on the lessee of such SFX Real Property. Except as disclosed in Section 3.5(a) of the SFX Disclosure Schedule, to the knowledge, information and belief of SFX, Secret or Entercom, all such improvements are in good working condition and repair (ordinary wear and tear excepted), are insurable at standard rates, and comply in all Material respects with FCC rules and regulations. Except as disclosed in Section 3.5(a) of the SFX Disclosure Schedule, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements located on the SFX Real Property are located entirely on the SFX Real Property. SFX has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the SFX Real Property.

         (b) To SFX's knowledge, information and belief, Section 3.5(b) of the SFX Disclosure Schedule contains a true, accurate and complete description of all Material items of SFX Personal Property. None of the SFX Personal Property is subject to any Lien, except (i) Permitted Liens and (ii) Liens set forth in
Section 3.5(b) of the SFX Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 3.5(b) of the SFX Disclosure Schedule, all Material items of SFX Personal Property are in a state of good repair and maintenance and are in good operating condition, normal wear and tear excepted, have been maintained in a manner consistent with generally accepted standards of good engineering practice and will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, permit the Future SFX Station to be operated in accordance with the terms and conditions of the Future SFX License and all Applicable Laws.

         3.6 Compliance with Private Authorizations. To SFX's knowledge, information and belief, Section 3.6 of the SFX Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually or when taken together with other substantially similar SFX Private Authorizations is Material to the Future SFX Assets or the Future SFX Station, all of which are in full force and effect. To SFX's knowledge, information and belief, the SFX Private Authorizations are all Private Authorizations that are necessary for the ownership and operation by SFX of the Future SFX Assets and the Future SFX Station and the conduct of business thereof as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, individually or in the aggregate, Materially Adversely Affect SFX. No SFX Party will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, be in breach or violation of, or in default in the performance, observance or fulfillment of, any SFX Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any SFX Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any Material Adverse Effect on SFX. No SFX Private Authorization is the subject of any pending or, to SFX's knowledge, information or belief, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

                  (a) Section 3.7(a) of the SFX Disclosure Schedule contains a description of:

                  (i) all Legal Actions pending or, to SFX's knowledge, information and belief threatened against any SFX Party with respect to the operation or ownership of any of the Future SFX Assets or the conduct of the business of the Future SFX Station;

                  (ii) all Claims and Legal Actions pending or, to SFX's knowledge, information and belief, threatened against any SFX Party with respect to the operation or ownership of any of the Future SFX Assets or the conduct of the business of the Future SFX Station which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of the Future SFX License or the imposition of any restriction of such a nature as would Adversely affect the ownership or operations of the Future SFX Station; in particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to SFX's knowledge, information and belief, threatened (x) before the FCC relating to the ownership or operations of any of the Future SFX Assets or the conduct of the business of the Future SFX Station other than applications, complaints or Legal Actions which affect the radio broadcasting industry generally, or (y) before any Authority involving charges of illegal discrimination by the Future SFX Station under any federal or state employment Laws; and

                  (iii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws (x) to own and operate the Future SFX Station, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (y) that are necessary to permit each SFX Party to execute and deliver this Agreement and to perform its obligations hereunder (the "SFX Governmental Authorizations").

The SFX Parties have delivered to the EZ Parties true and complete copies of the SFX Governmental Authorizations (including any and all amendments and other modifications thereto).

         (b) The appropriate SFX Party will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, be the authorized legal holder of the Future SFX License listed in Section 3.7(a) of the SFX Disclosure Schedule, which will not, assuming such consummation, be subject to any restriction or condition which would limit in any respect the operations of the Future SFX Station as currently conducted or proposed to be conducted on or prior to the Closing Date. The Future SFX License is valid and in good standing, is in full force and effect and is not impaired in any Material respect by any act or omission of any SFX Party or its officers, directors, employees or agents, and the operation of the Future SFX Station is in accordance in all Material respects with the Future SFX License. The Future SFX Station is operating in accordance with the Future SFX License, all underlying construction permits and the FCA. Except as disclosed in Section 3.7 of the SFX Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of the Future SFX License and, to SFX's knowledge, information and belief, there is not as of the date of this Agreement issued or outstanding any investigation or material complaint against any SFX Party at the FCC relating to the Future SFX Station. Except as disclosed in Section 3.7 of the SFX Disclosure Schedule, as of the date of this Agreement, there is no proceeding pending at or outstanding notice of violation from the FCC relating to the Future SFX Station. All fees payable to Authorities pursuant to the Future SFX License, including FCC annual regulatory fees have been paid and no event has occurred which, individually or in the aggregate, and without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have a Material Adverse Effect on SFX. All Material reports, forms and statements required to be filed by each SFX Party with the FCC with respect to the Future SFX Station have been filed and are true, complete and accurate in all Material respects. To the knowledge, information and belief of SFX, under the FCA, there are no facts that would disqualify it as the assignee of the Future EZ Station. No renewal of the Future SFX License would constitute a major environmental action (as defined in the FCC rules and regulations).

         The Governmental Authorizations comprise all Governmental Authorizations which are necessary for the lawful ownership or operation of the Future SFX Assets or the lawful conduct of the business of the Future SFX Station as now conducted or as presently proposed to be conducted, except for Governmental Authorizations, the failure of which to obtain and maintain, would not individually or in the aggregate, have any Material Adverse Effect on SFX. No SFX Governmental Authorization is the subject of any pending or, to SFX's knowledge, information and belief, threatened challenge or proceeding to revoke or terminate any SFX Governmental Authorization. SFX has no reason to believe that any SFX Governmental Authorization would not be renewed in the name of SFX by the granting Authority in the ordinary course.

         (c) With respect to matters, if any, of a nature referred to in Section 3.7(a) or 3.7(b) of the SFX Disclosure Schedule, except as otherwise specifically described in Section 3.7(c) of the SFX Disclosure Schedule, all such information and matters set forth in the SFX Disclosure Schedule, if adversely determined against SFX, will not, in the aggregate, Materially Adversely Affect SFX.

         3.8 Intangible  Assets.  To SFX's  knowledge,  information  and belief,
Section 3.8 of the SFX Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets held or used by SFX (other than the SFX Governmental Authorizations and the SFX Private Authorizations) relating to the ownership and operation of the Future SFX Assets or the conduct of the business of the Future SFX Station (the "SFX Intangible Assets"), including without limitation the nature of SFX's interest in each and the extent to which the same have been duly registered in the offices as indicated therein, assuming consummation of the transactions contemplated by the Secret-SFX Agreement. One of the SFX Parties will, assuming such consummation, own or possess or otherwise have the right to use all SFX Intangible Assets necessary in order to operate the Future SFX Assets in the manner currently being operated by Entercom or Secret, as the case may be. Except as set forth in Section 3.8 of the SFX Disclosure Schedule, no Intangible Assets (except for the SFX Governmental Authorizations and the SFX Private Authorizations and the SFX Intangible Assets so set forth) are required for the ownership or operation of the Future SFX Assets or the conduct of the business of the Future SFX Station as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date.

         3.9 Related Transactions. No SFX Party will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, be a party or subject to any Contract relating to the ownership and operation of the Future SFX Assets or the conduct of the business of the Future SFX Station between any SFX Party and any of its officers, directors, stockholders, employees or, to the knowledge, information and belief of SFX, any Affiliate of any thereof (other than another SFX Party), including without limitation any Contract providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) SFX Employment Arrangements listed or described in Section 3.12 of the SFX Disclosure Schedule and (ii) Contracts between SFX and officers which constitute SFX Excluded Assets and obligations of SFX not being assumed by EZ.

         3.10 Insurance. To the knowledge, information and belief of SFX, Entercom or Secret maintains, with respect to the Future SFX Assets and the Future SFX Station, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are, in the reasonable business judgment of Entercom or Secret, as the case may be, prudent (a true, complete and accurate description of which is set forth in Section 3.10 of the SFX Disclosure Schedule) and the SFX Parties shall use their reasonable business efforts to cause Entercom or Secret to keep such insurance or comparable insurance in full force and effect through the Closing Date, except to the extent otherwise provided in the Future SFX Station TBA.

         3.11 Tax Matters. Each SFX Party has, and to the knowledge, information and belief of SFX, Secret or Entercom, either Secret or Entercom has, in respect of the Future SFX Assets and the Future SFX Station filed all Material Tax Returns which are required to be filed by it, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable by it pursuant to said Tax Returns and all other governmental charges and assessments received by it to date other than those Taxes being contested by it in good faith. There are no unpaid Taxes which are due and payable by SFX, or alleged by any Taxing Authority to be due and payable, the non-payment of which is or could become a Lien on any of the Future SFX Assets or the Future SFX Station. To the knowledge, information and belief of SFX, Secret or Entercom, there are no unpaid Taxes which are due and payable by Secret or Entercom, or alleged by any Taxing Authority to be due and payable by Secret or Entercom, the non-payment of which is or could become a Lien on any of the Future SFX Assets or the Future SFX Station. All Taxes in respect of the Future SFX Assets and the Future SFX Station which SFX is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. To the knowledge, information and belief of SFX, Secret or Entercom, all Taxes in respect of the Future SFX Assets and the Future SFX Station which Secret or Entercom is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Except as set forth in Section 3.11 of the SFX Disclosure Schedule, no SFX Party has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax associated with the Future SFX Assets or the Future SFX Station for the fiscal years prior to and including the most recent fiscal year.

         3.12 Employee Retirement Income Security Act of 1974. To SFX's knowledge, information and belief:

                  (a) Section 3.12(a) of the SFX Disclosure Schedule contains a true, accurate and complete list of all employees employed in the ownership or operation of any of the Future SFX Assets or the conduct of the business of the Future SFX Station (the "Future SFX Station Employees"), together with each such employee's title or the capacity in which he or she is employed and all Employment Arrangements with respect to such employee (each, an "SFX Employment Arrangement"). All of the SFX Employee Plans and all other SFX Employment Arrangements are listed in Section 3.12(a) of the SFX Disclosure Schedule and true, complete and accurate copies of all such written SFX Employee Plans and SFX Employment Arrangements (or related insurance policies) have been furnished to EZ, along with copies of any employee handbooks or similar documents describing such SFX Employee Plans or any other SFX Employment Arrangements. Section 3.12(a) of the SFX Disclosure Schedule also contains a true, complete and accurate description of any unwritten SFX Employee Plan or other unwritten SFX Employment Arrangement.

                  (b) Each SFX Employment Arrangement has been administered in compliance with its own terms and in Material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state Laws. SFX is not aware of any pending audit or examination of any SFX Employee Plan or any other SFX Employment Arrangement by any Authority or of any facts which would lead it to believe that any such audit or examination is threatened. There exists no Claim or Legal Action (other than routine claims for benefits) with respect to any SFX Employee Plan or any other SFX Employment Arrangement pending or, to SFX's knowledge, information and belief, threatened against any SFX Employee Plan or any other SFX Employment Arrangement, and no SFX Party possesses any knowledge of any facts which could give rise to any such Legal Action or Claim.

                  (c) No SFX Party contributes to or is required to contribute to any Multiemployer Plan with respect to the Future SFX Station Employees and neither any SFX Party nor any other trade or business under common control with any SFX Party (within the meaning of Section 414(b), (c), (m) or (o) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

                  (d) Except as described in Section 3.12(d) of the SFX Disclosure Schedule, neither any SFX Party nor any other trade or business under common control with any SFX Party (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any SFX Employment Arrangement that provides retiree medical or retiree life insurance coverage to the Future SFX Station Employee upon his/her retirement.

                  (e) Except as described in Section 3.12(e) of the SFX Disclosure Schedule with respect to each SFX Employee Plan and, to the extent applicable, any other compensation arrangement comprising an SFX Employment Arrangement: (i) each such SFX Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment thereto that is not the subject of a favorable determination letter would affect the validity of an SFX Employee Plan's letter; (ii) no prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject any SFX Party to any liability that could become a liability of EZ; and
         (iii) all contributions premiums or payments accrued, in whole or in part, under each such SFX Employee Plan or other SFX Employment Arrangement or with respect thereto as of the Closing will be paid by the appropriate SFX Party prior to the Closing.

                  (f) For purposes of this Section, the term "SFX Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which any SFX Party (under the terms of Section 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to any person employed or previously employed at the Future SFX Station.

         3.13 Inapplicability of Specified Statutes. SFX is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.14 Employment Arrangements. Except as described in Section 3.14 of the SFX Disclosure Schedule, with respect to the Future SFX Station (i) none of the Future SFX Station Employees is now, or, to SFX's knowledge, information and belief, since the date on which Entercom acquired the Future SFX Station, has been, represented by any labor union or other employee collective bargaining organization, and no SFX Party is, or has ever been, a party to any labor or other collective bargaining agreement with respect to the Future SFX Station Employees, (ii) to the knowledge, information and belief of SFX, Secret or Entercom, there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and (iii) neither any SFX Party nor any of such employees is now, or, to SFX's knowledge, information and belief, since the date on which Entercom acquired the Future SFX Station, has been, subject to or involved in or, to SFX's knowledge, information and belief, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the Future SFX Station Employees. Each SFX Party has performed in all Material respects all obligations required to be performed under each SFX Employee Plan and each other SFX Employment Arrangement and is not in Material breach or violation of or in Material default or arrears under any of the terms, provisions or conditions thereof.

         3.15 Material Agreements. Listed on Section 3.15 of the SFX Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Future SFX Assets or the conduct of the business of the Future SFX Station or to which any of the Future SFX Assets will be subject (the "SFX Material Agreements"). True, accurate and complete copies of each SFX Material Agreement have been made available by SFX to EZ and SFX has provided EZ with photocopies of all SFX Material Agreements requested by EZ (or true, accurate and complete descriptions thereof have been set forth in Section 3.15 of the SFX Disclosure Schedule, if any such Material Agreements are oral). All of the SFX Material Agreements will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, be valid, binding and legally enforceable obligations of an SFX Party and, to SFX's knowledge, information and belief, all other parties thereto (except to the extent that the invalidity or non-binding nature of any SFX Material Agreements, individually or in the aggregate, would not have a Material Adverse Effect on SFX). Each SFX Party will, assuming consummation of the transactions contemplated by the Secret-SFX Agreement, have duly complied with all of the Material terms and conditions of each SFX Material Agreement to which it will, assuming such consummation, be a party and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge, information and belief of SFX, threatened Claim that any SFX Party has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any SFX Material Agreement or impair the rights or benefits, or increase the costs, of any SFX Party under any SFX Material Agreement. No SFX Party has granted any Material waivers or forbearance under any SFX Material Agreement and, to SFX's knowledge, information and belief, no third party is in material default in the performance of any of its obligations under any SFX Material Agreement. Except for those consents or approvals listed in Section 3.15 of the SFX Disclosure Schedule, no consents or approvals of any third party are necessary to permit the assignment by the SFX Parties of the SFX Material Agreements to the EZ Parties and such assignment will not affect the validity or enforceability of any SFX Material Agreement or cause any Material change in the substantive terms of any of them.

         3.16 Ordinary Course of Business. To the knowledge, information and belief of SFX, Entercom, from the end of its most recent fiscal quarter to the date of the consummation of the transactions contemplated by the Entercom Agreement, and Secret, from the date of the consummation of the transactions contemplated by the Entercom Agreement to the date hereof, except (i) as may be described on Section 3.16 of the SFX Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement or the SFX Acquisition Agreements, with respect to the Future SFX Assets and the Future SFX
Station:

                  (a) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any Future SFX Asset having a value in excess of $50,000, other than in the ordinary course of business;

                  (c) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not incurred any obligations or liabilities (fixed, contingent or other) having a value in excess of $50,000;

                           (ii) has not entered into any commitments having a value in excess of $50,000; and

                           (iii) has not canceled any debts or claims;

                  (d) has not made or committed to make any additions to its property or any purchases of equipment, except for normal maintenance and replacements;

                  (e) except as described in Section 3.16(e) of the SFX Disclosure Schedule, has not increased the compensation payable or to become payable to the Future SFX Station Employees other than in the ordinary course of business or otherwise altered, modified or changed the terms of their employment;

                  (f) has not suffered any Material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (g) has not waived any rights of Material value without fair and adequate consideration;

                  (h) has not experienced any work stoppage; and

                  (i) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material

         Agreement, Employment Arrangement or Contract, or any transaction, agreement or arrangement with any Affiliate of Entercom, Secret or SFX.

         3.17 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Exchange or the subject matter of any other Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of any SFX Party other than Ed Dugan & Associates whose fee will be borne equally by EZ and SFX.

         3.18 Solvency. As of the execution and delivery of this Agreement, each SFX Party is, and immediately prior to giving effect to the consummation of the Transactions will be, Solvent.

         3.19 Environmental Matters. Except as set forth in Section 3.19 of the SFX Disclosure Schedule, with respect to the Future SFX Assets.

                  (a) to the knowledge, information and belief of SFX, neither Entercom nor Secret has been notified that it is potentially liable under, has received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, or is a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) to the knowledge, information and belief of SFX, neither Entercom nor Secret has entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) to the knowledge, information and belief of SFX, neither Entercom nor Secret is a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

                  (d) to the knowledge, information and belief of SFX, each of Entercom and Secret is in substantial compliance in all Material respects with all Environmental Laws, has, to SFX's knowledge, information and belief, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to SFX's knowledge, information and belief, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to Material violations or Material breaches of any Environmental Law; and

                  (e) to the knowledge, information and belief of SFX, neither Entercom nor Secret has any knowledge of any past or present Event related to the Future SFX Station or any of the Future SFX Assets which Event, individually or in the aggregate, will interfere with or prevent continued Material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Material Claim for the release or threatened release into the environment, of any Hazardous Material.

         3.20 Trade or  Barter.  To SFX's  knowledge,  information  and  belief,
Section 3.20 of the SFX Disclosure Schedule sets forth a true, complete and accurate description (including obligations and liabilities remaining thereunder) of all SFX Trade Agreements that individually involve or may involve, valued in accordance with GAAP, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two months.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE EZ PARTIES

         Each EZ Party hereby, jointly and severally, represents, warrants and covenants to, and agrees with, the SFX Parties as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each EZ Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each EZ Party has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate action on the part of each EZ Party. This Agreement has been duly executed and delivered by each EZ Party and constitutes, and each Collateral Document to which any EZ Party becomes a party will, when executed and delivered by such EZ Party, constitute, the legally valid and binding obligation of such EZ Party, enforceable against such EZ Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 4.1(c) of the EZ Disclosure Schedule, neither the execution and delivery by each EZ Party of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by each EZ Party of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each EZ Party:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of any EZ Party or any Applicable Law on the part of any EZ Party, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any EZ Material Agreement; or

                  (ii) will require any EZ Party to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except for the FCC Consents, filings under the Hart-Scott-Rodino Act and Private Authorizations the failure of which to be obtained or maintained would not, individually or in the aggregate, have a Material Adverse Effect on EZ.

         (d) EZ does not have any direct or indirect Subsidiaries or other Affiliates which own or have any interest in the Future EZ Station or any of the Future EZ Assets other than the other EZ Parties.

         4.2 Financial and Other Information. EZ has heretofore furnished to SFX copies of the unaudited financial data of the Future EZ Station listed in
Section 4.2 of the EZ Disclosure Schedule (the "EZ Financial Data"). Except as set forth in Section 4.2 of the EZ Disclosure Schedule (which schedule reflects the inclusion of "barter" transactions and the effects thereof), and except for normal year-end audit adjustments and accruals, if any, the EZ Financial Data have been prepared in accordance with GAAP applied on a basis consistent with past practices and are a true, accurate and fair presentation of the operating revenues and operating expenses of the Future EZ Station for the periods indicated.

         4.3 Changes in Condition. Since June 30, 1996, except to the extent specifically described in Section 4.3 of the EZ Disclosure Schedule, there has been no Material Adverse Change in EZ. There is no Event known to EZ which Materially Adversely Affects, or (so far as EZ can now reasonably foresee) is likely to Materially Adversely Affect, EZ, except to the extent specifically described in Section 4.3 of the EZ Disclosure Schedule.

         4.4 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the EZ Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the EZ Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be Materially Adverse to EZ.

         4.5 Title to Properties; Leases.

         (a) There is no real property that is or will be owned by an EZ Party that will be part of the Future EZ Assets. Section 4.5(a) of the EZ Disclosure Schedule lists all Real Property and describes all Leases of Real Property (the "EZ Leases") used or held for use in the operation of the Future EZ Station (the "EZ Real Property"). One of the EZ Parties will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, have valid and subsisting leasehold interests (as shown on Section 4.5(a) of the EZ Disclosure Schedule) in all EZ Real

Property, in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 4.5(a) of the EZ Disclosure Schedule (which Liens shall be released prior to Closing). Except as otherwise set forth in
Schedule 4.5(a) of the EZ Disclosure Schedule, each EZ Lease included in the EZ Real Property has to EZ's knowledge, information and belief, been duly authorized, executed and delivered by each of the parties thereto, and will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, be a legally valid and binding obligation of the appropriate EZ Party, and, to EZ's knowledge, information and belief, each of the other parties thereto, enforceable in accordance with its terms. The appropriate EZ Party will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, have a valid leasehold interest in and enjoy peaceful and undisturbed possession under all EZ Leases pursuant to which it will hold any EZ Real
Property. Assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, (x) all EZ Leases will be valid and subsisting and in full force and effect and (y) neither any EZ Party nor, to EZ's knowledge, information and belief, any other party thereto, will be in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any EZ Lease. Except as disclosed in Section 4.5(a) of the EZ Disclosure Schedule, to the knowledge, information and belief of EZ or Evergreen, all improvements on the EZ Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the Future EZ Station operating thereon as presently conducted, except for any instances of non-compliance which do not and will not individually or in the aggregate have a Material Adverse Effect on the lessee of such EZ Real Property. Except as disclosed in Section 4.5(a) of the EZ Disclosure Schedule, to the knowledge, information and belief of EZ or Evergreen, all such improvements are in good working condition and repair (ordinary wear and tear excepted), are insurable at standard rates, and comply in all Material respects with FCC rules and regulations. Except as disclosed in
Section 4.5(a) of the EZ Disclosure Schedule, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements located on the EZ Real Property are located entirely on the EZ Real Property. EZ has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the EZ Real Property.

         (b) To EZ's knowledge, information and belief, Section 4.5(b) of the EZ Disclosure Schedule contains a true, accurate and complete description of all Material items of EZ Personal Property. None of the EZ Personal Property is subject to any Lien, except (i) Permitted Liens and (ii) Liens set forth in
Section 4.5(b) of the EZ Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 4.5(b) of the EZ Disclosure Schedule), all Material items of EZ Personal Property are in a state of good repair and maintenance and are in good operating condition, normal wear and tear excepted, have been maintained in a manner consistent with generally accepted standards of good engineering practice and will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, permit the Future EZ Station to be operated in accordance with the terms and conditions of its FCC License and all Applicable Laws.

         4.6 Compliance with Private Authorizations. To EZ's knowledge, information and belief, Section 4.6 of the EZ Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually or when taken together with other substantially similar EZ Private Authorizations is Material to the Future EZ Assets or the Future EZ Station, all of which are in full force and effect. To EZ's knowledge, information and belief, the EZ Private Authorizations are all Private Authorizations that are necessary for the ownership and operation by EZ of the Future EZ Assets and the Future EZ Station and the conduct of business thereof as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, individually or in the aggregate, Materially Adversely Affect EZ. No EZ Party will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, be in breach or violation of, or in default in the performance, observance or fulfillment of, any EZ Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any EZ Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any Material Adverse Effect on EZ. No EZ Private Authorization is the subject of any pending or, to EZ's knowledge, information or belief, threatened attack, revocation or termination.

         4.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 4.7(a) of the EZ Disclosure Schedule contains a description of:

                  (i) all Legal Actions pending or, to EZ's knowledge, information and belief threatened against any EZ Party with respect to the operation or ownership of any of the Future EZ Assets or the conduct of the business of the Future EZ Station;

                  (ii) all Claims and Legal Actions pending or, to EZ's knowledge, information and belief, threatened against any EZ Party with respect to the operation or ownership of any of the Future EZ Assets or the conduct of the business of the Future EZ Station which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of the Future EZ License or the imposition of any restriction of such a nature as would Adversely affect the ownership or operations of the Future EZ Station; in particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to EZ's knowledge, information and belief, threatened (x) before the FCC relating to the ownership or operations of any of the Future EZ Assets or the conduct of the business of the Future EZ Station other than applications, complaints or Legal Actions which affect the radio broadcasting industry generally, or (y) before any Authority involving charges of illegal discrimination by the Future EZ Station under any federal or state employment Laws; and

                  (iii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws (x) to own and operate the Future EZ Station, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (y) that are necessary to permit each EZ Party to execute and deliver this Agreement and to perform its obligations hereunder (the "EZ Governmental Authorizations").

The EZ Parties have delivered to the SFX Parties true and complete copies of the EZ Governmental Authorizations (including any and all amendments and other modifications thereto).

         (b) The appropriate EZ Party will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, be the authorized legal holder of the Future EZ License listed in Section 4.7(a) of the EZ Disclosure Schedule, which will not, assuming such consummation, be subject to any restriction or condition which would limit in any respect the operations of the Future EZ Station as currently conducted or proposed to be conducted on or prior to the Closing Date. The Future EZ License is valid and in good standing, is in full force and effect and is not impaired in any Material respect by any act or omission of any EZ Party or its officers, directors, employees or agents, and the operation of the Future EZ Station is in accordance in all Material respects with the Future EZ License. The Future EZ Station is operating in accordance with the Future EZ License, all underlying construction permits and the FCA. Except as disclosed in Section 4.7 of the EZ Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of the Future EZ License and, to EZ's knowledge, information and belief, there is not as of the date of this Agreement issued or outstanding any investigation or material complaint against any EZ Party at the FCC relating to the Future EZ Station. Except as disclosed in Section 4.7 of the EZ Disclosure Schedule, as of the date of this Agreement, there is no proceeding pending at or outstanding notice of violation from the FCC relating to the Future EZ Station. All fees payable to Authorities pursuant to the Future EZ License, including FCC annual regulatory fees have been paid and no event has occurred which, individually or in the aggregate, and without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have a Material Adverse Effect on EZ. All Material reports, forms and statements required to be filed by each EZ Party with the FCC with respect to the Future EZ Station have been filed and are true, complete and accurate in all Material respects. To the knowledge, information and belief of EZ, under the FCA, there are no facts that would disqualify it as the assignee of the Future SFX Station. No renewal of the Future EZ License would constitute a major environmental action (as defined in the FCC rules and regulations).

         The Governmental Authorizations comprise all Governmental Authorizations which are necessary for the lawful ownership or operation of the Future EZ Assets or the lawful conduct of the business of the Future EZ Station as now conducted or as presently proposed to be conducted, except for Governmental Authorizations, the failure of which to obtain and maintain, would not individually or in the aggregate, have any Material Adverse Effect on EZ. No EZ Governmental Authorization is the subject of any pending or, to EZ's knowledge, information and belief, threatened challenge or proceeding to revoke or terminate any EZ Governmental Authorization. EZ has no reason to believe that any EZ Governmental Authorization would not be renewed in the name of EZ by the granting Authority in the ordinary course.

         (c) With respect to matters, if any, of a nature referred to in Section 4.7(a) or 4.7(b) of the EZ Disclosure Schedule, except as otherwise specifically described in Section 4.7(c) of the EZ Disclosure Schedule, all such information and matters set forth in the EZ Disclosure Schedule, if adversely determined against EZ, will not, in the aggregate, Materially Adversely Affect EZ.

         4.8  Intangible  Assets.  To EZ's  knowledge,  information  and belief,
Section 4.8 of the EZ Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets held or used by EZ (other than the EZ Governmental Authorizations and the EZ Private Authorizations) relating to the ownership and operation of the Future EZ Assets or the conduct of the business of the Future EZ Station (the "EZ Intangible Assets"), including without limitation the nature of EZ's interest in each and the extent to which the same have been duly registered in the offices as indicated therein, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement. One of the EZ Parties will, assuming such consummation, own or possess or otherwise have the right to use all EZ Intangible Assets necessary in order to operate the Future EZ Assets in the manner currently being operated by the Evergreen Entities. Except as set forth in Section 4.8 of the EZ Disclosure Schedule, no Intangible Assets (except for the EZ Governmental Authorizations and the EZ Private Authorizations and the EZ Intangible Assets so set forth) are required for the ownership or operation of the Future EZ Assets or the conduct of the business of the Future EZ Station as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date.

         4.9 Related Transactions. No EZ Party will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, be a party or subject to any Contract relating to the ownership and operation of the Future EZ Assets or the conduct of the business of the Future EZ Station between any EZ Party and any of its officers, directors, stockholders, employees or, to the knowledge, information and belief of EZ, any Affiliate of any thereof (other than another EZ Party), including without limitation any Contract providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) EZ Employment Arrangements listed or described in Section 4.12 of the EZ Disclosure Schedule and (ii) Contracts between EZ and officers which constitute EZ Excluded Assets and obligations of EZ not being assumed by SFX.

         4.10 Insurance. To the knowledge, information and belief of EZ, one of the Evergreen Entities maintains, with respect to the Future EZ Assets and the Future EZ Station, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in such Evergreen Entity's reasonable business judgment prudent (a true, complete and accurate description of which is set forth in Section 4.10 of the EZ Disclosure Schedule) and the EZ Parties shall use their reasonable business efforts to cause the Evergreen Entities to keep such insurance or comparable insurance in full force and effect through the Closing Date, except to the extent otherwise provided in the Future EZ Station TBA.

         4.11 Tax Matters. Each EZ Party has, and to the knowledge, information and belief of EZ or Evergreen, Evergreen has, in respect of the Future EZ Assets and the Future EZ Station filed all Material Tax Returns which are required to be filed by it, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable by it pursuant to said Tax Returns and all other governmental charges and assessments received by it to date other than those Taxes being contested by it in good faith. There are no unpaid Taxes which are due and payable by EZ, or alleged by any Taxing Authority to be due and payable by EZ, the non-payment of which is or could become a Lien on any of the Future EZ Assets or the Future EZ Station. To the knowledge, information and belief of EZ or Evergreen, there are no unpaid Taxes which are due and payable by Evergreen, or alleged by any Taxing Authority to be due and payable by Evergreen, the non-payment of which is or could become a Lien on any of the Future EZ Assets or the Future EZ Station. All Taxes in respect of the Future EZ Assets and the Future EZ Station which EZ is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. To the knowledge, information and belief of EZ or Evergreen, all Taxes in respect of the Future EZ Assets and the Future EZ Station which Evergreen is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Except as set forth in Section 4.11 of the EZ Disclosure Schedule, no EZ Party has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax associated with the Future EZ Assets or the Future EZ Station for the fiscal years prior to and including the most recent fiscal year.

         4.12  Employee   Retirement  Income  Security  Act  of  1974.  To  EZ's
knowledge, information and belief:

                  (a) Section 4.12(a) of the EZ Disclosure Schedule contains a true, accurate and complete list of all employees employed in the ownership or operation of any of the Future EZ Assets or the conduct of the business of the Future EZ Station (the "Future EZ Station Employees"), together with each such employee's title or the capacity in which he or she is employed and all Employment Arrangements with respect to such employee (each, an "EZ Employment Arrangement"). All of the EZ Employee Plans and all other EZ Employment Arrangements are listed in Section 4.12(a) of the EZ Disclosure Schedule and true, complete and accurate copies of all such written EZ Employee Plans and EZ Employment Arrangements (or related insurance policies) have been furnished to SFX, along with copies of any employee handbooks or similar documents describing such EZ Employee Plans or any other EZ Employment Arrangements. Section 4.12(a) of the EZ Disclosure Schedule also contains a true, complete and accurate description of any
         unwritten  EZ  Employee   Plan  or  other   unwritten   EZ   Employment
         Arrangement.

                  (b) Each EZ Employment Arrangement has been administered in compliance with its own terms and in Material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state Laws. EZ is not aware of any pending audit or examination of any EZ Employee Plan or any other EZ Employment Arrangement by any Authority or of any facts which would lead it to believe that any such audit or examination is threatened. There exists no Claim or Legal Action (other than routine claims for benefits) with respect to any EZ Employee Plan or any other EZ Employment Arrangement pending or, to EZ's knowledge, information and belief, threatened against any EZ Employee Plan or any other EZ Employment Arrangement, and no EZ Party possesses any knowledge of any facts which could give rise to any such Legal Action or Claim.

                  (c) No EZ Party contributes to or is required to contribute to any Multiemployer Plan with respect to the Future EZ Station Employees and neither any EZ Party nor any other trade or business under common control with any EZ Party (within the meaning of Section 414(b), (c), (m) or (o) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

                  (d) Except as described in Section 4.12(d) of the EZ Disclosure Schedule, neither any EZ Party nor any other trade or business under common control with any EZ Party (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any EZ Employment Arrangement that provides retiree medical or retiree life insurance coverage to the Future EZ Station Employee upon his/her retirement.

                  (e) Except as described in Section 4.12(e) of the EZ Disclosure Schedule with respect to each EZ Employee Plan and, to the extent applicable, any other compensation arrangement comprising an EZ Employment Arrangement: (i) each such EZ Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment thereto that is not the subject of a favorable determination letter would affect the validity of an EZ Employee Plan's letter; (ii) no prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject any EZ Party to any liability that could become a liability of SFX; and (iii) all contributions premiums or payments accrued, in whole or in part, under each such EZ Employee Plan or other EZ Employment Arrangement or with respect thereto as of the Closing will be paid by the appropriate EZ Party prior to the Closing.

                  (f) For purposes of this Section, the term "EZ Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which any EZ Party (under the terms of Section 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to any person employed or previously employed at the Future EZ Station.

         4.13 Inapplicability of Specified Statutes. EZ is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         4.14 Employment Arrangements. Except as described in Section 4.14 of the EZ Disclosure Schedule, with respect to the Future EZ Station (i) none of the Future EZ Station Employees is now, or, to EZ's knowledge, information and belief, since the date on which the appropriate Evergreen Entity acquired the Future EZ Station, has been, represented by any labor union or other employee collective bargaining organization, and no EZ Party is, or has ever been, a party to any labor or other collective bargaining agreement with respect to the Future EZ Station Employees, (ii) to the knowledge, information and belief of EZ or Evergreen, there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and (iii) neither any EZ Party nor any of such employees is now, or, to EZ's knowledge, information and belief, since the date on which the appropriate Evergreen Entity acquired the Future EZ Station, has been, subject to or involved in or, to EZ's knowledge, information and belief, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the Future EZ Station Employees. Each EZ Party has performed in all Material respects all obligations required to be performed under each EZ Employee Plan and each other EZ Employment Arrangements and is not in Material breach or violation of or in Material default or arrears under any of the terms, provisions or conditions thereof.

         4.15 Material Agreements. Listed on Section 4.15 of the EZ Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Future EZ Assets or the conduct of the business of the Future EZ Station or to which any of the Future EZ Assets will be subject (the "EZ Material Agreements"). True, accurate and complete copies of each EZ Material Agreement have been made available by EZ to SFX and EZ has provided SFX with photocopies of all EZ Material Agreements requested by SFX (or true, accurate and complete descriptions thereof have been set forth in Section 4.15 of the EZ Disclosure Schedule, if any such Material Agreements are oral). All of the EZ Material Agreements will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, be valid, binding and legally enforceable obligations of an EZ Party and, to EZ's knowledge, information and belief, all other parties thereto (except to the extent that the invalidity or non-binding nature of any EZ Material Agreements, individually or in the aggregate, would not have a Material Adverse Effect on EZ). Each EZ Party will, assuming consummation of the transactions contemplated by the Evergreen-EZ Agreement, have duly complied with all of the Material terms and conditions of each EZ Material Agreement to which it will, assuming such consummation, be a party and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge, information and belief of EZ, threatened Claim that any EZ Party has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any EZ Material Agreement or impair the rights or benefits, or increase the costs, of any EZ Party under any EZ Material Agreement. No EZ Party has granted any Material waivers or forbearance under any EZ Material Agreement and, to EZ's knowledge, information and belief, no third party is in material default in the performance of any of its obligations under any EZ Material Agreement. Except for those consents or approvals listed in
Section 4.15 of the EZ Disclosure Schedule, no consents or approvals of any third party are necessary to permit the assignment by the EZ Parties of the EZ Material Agreements to the SFX Parties and such assignment will not affect the validity or enforceability of any EZ Material Agreement or cause any Material change in the substantive terms of any of them.

         4.16 Ordinary Course of Business. To the knowledge, information and belief of EZ, Evergreen, from the end of its most recent fiscal quarter to the date hereof, except (i) as may be described on Section 4.16 of the EZ Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement or the Evergreen-EZ Agreement, with respect to the Future EZ Assets and the Future EZ Station:

                  (a) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any Future EZ Asset having a value in excess of $50,000, other than in the ordinary course of business;

                  (c) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not incurred any obligations or liabilities (fixed, contingent or other) having a value in excess of $50,000;

                           (ii) has not entered into any commitments having a value in excess of $50,000; and

                           (iii) has not canceled any debts or claims;

                  (d) has not made or committed to make any additions to its property or any purchases of equipment, except for normal maintenance and replacements;

                  (e) has not increased the compensation payable or to become payable to the Future EZ Station Employees other than in the ordinary course of business or otherwise altered, modified or changed the terms of their employment;

                  (f) has not suffered any Material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (g) has not waived any rights of Material value without fair and adequate consideration;

                  (h) has not experienced any work stoppage; and

                  (i) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement, Employment Arrangement or Contract, or any transaction, agreement or arrangement with any Affiliate of Evergreen or EZ.

         4.17 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Exchange or the subject matter of any other Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of any EZ Party other than Ed Dugan & Associates whose fee will be borne equally by SFX and EZ.

         4.18 Solvency. As of the execution and delivery of this Agreement, each EZ Party is, and immediately prior to giving effect to the consummation of the Transactions will be, Solvent.

         4.19 Environmental Matters. Except as set forth in Section 4.19 of the EZ Disclosure Schedule, with respect to the Future EZ Assets:

                  (a) to the knowledge, information and belief of EZ, Evergreen has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) to the knowledge, information and belief of EZ, Evergreen has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) to the knowledge, information and belief of EZ, Evergreen is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

                  (d) to the knowledge, information and belief of EZ, Evergreen is in substantial compliance in all Material respects with all Environmental Laws, has, to EZ's knowledge, information and belief, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to EZ's knowledge, information and belief, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to Material violations or Material breaches of any Environmental Law; and
                  (e) to the knowledge, information and belief of EZ, Evergreen has no knowledge of any past or present Event related to the Future EZ Station or any of the Future EZ Assets which Event, individually or in the aggregate, will interfere with or prevent continued Material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Material Claim for the release or threatened release into the environment, of any Hazardous Material.

         4.20  Trade or  Barter.  To EZ's  knowledge,  information  and  belief,
Section 4.20 of the EZ Disclosure Schedule sets forth a true, complete and accurate description (including obligations and liabilities remaining thereunder) of all EZ Trade Agreements that individually involve or may involve, valued in accordance with GAAP, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two months.


                                    ARTICLE 5

                                    COVENANTS

         5.1 Access to Information; Confidentiality.

         (a) Each party shall afford, and prior to the consummation of the transactions contemplated by the Evergreen-EZ Agreement EZ will use its reasonable business efforts to cause Evergreen to afford, and prior to the consummation of the transactions contemplated by the Secret- SFX Agreement SFX will use its reasonable business efforts to cause Entercom or Secret, as the case may be, to afford, to the other party (including, in the case of EZ, to American) and its accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the Assets and the Stations and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation the FCA) or filed by it or any of its Subsidiaries with any Authority in connection with the Exchanges and other Transactions or which may have a Material effect on their respective Assets or Stations or their businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations thereof, (ii) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, work papers and other sources of financial information possessed or controlled by (x) SFX or its accountants deemed by EZ or its Representatives necessary or useful for the purpose of performing an audit of the business of the Future SFX Station and certifying financial statements and financial information, and (y) EZ or its accountants deemed by SFX or its Representatives necessary or useful for the purpose of performing an audit of the business of the Future EZ Station and certifying financial statements and financial information, and (iii) such other information concerning any of the foregoing as EZ or SFX shall reasonably request. All non-public information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and, except as required by Applicable Law (including without limitation in connection with any registration statement or similar document filed pursuant to any federal or state securities Law), shall not, whether prior to or from and after the Closing, without the prior written consent of the party disclosing such information (and, in the case of EZ, American), be disclosed by the other party in any manner whatsoever, in whole or in part, and shall not be used prior to the Closing for any purposes, other than in connection with the Exchanges and the other Transactions. In no event shall either party (or, in the case of EZ, American) or any of its Representatives use such information to the detriment of the other party whether prior to or from and after the Closing. Prior to the Closing, each party (and, in the case of EZ, American) agrees to reveal such information only to those of its Representatives or other Persons who need to know such the information for the purpose of evaluating the Exchanges and the other Transactions, who are informed of the confidential nature of such information and who shall undertake in writing (a copy of which, if requested, will be furnished to the disclosing party) to act in accordance with the terms and conditions of this Agreement. From and after the Closing, each of the parties shall not, without the prior written consent of the other party, disclose any information remaining in its possession with respect to the Assets and Stations conveyed by it pursuant to the Exchanges and no such information shall be used for any purposes, other than in connection with the Exchanges and the other Transactions or to the extent required by Applicable Law.

         (b) Notwithstanding the provisions of Section 5.1(a), each party may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, each party (and, in the case of EZ, American) shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Exchanges and the other Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto.

         5.2 Agreement to Cooperate.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Exchanges and make effective the other Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Exchanges or the making effective of the other Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Exchanges and the other Transactions by all such applicable Authorities, (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation filings within ten (10) business days of the date of this Agreement under the Hart-Scott-Rodino Act and all filings, including without limitation the filing of all appropriate applications for FCC Consents, necessary for EZ and SFX to own and operate the Future SFX Station and the Future EZ Station, respectively), (iv) to lift any injunction or other legal bar to the Exchanges or any of the other Transactions (and, in such case, to proceed with the Exchanges and the other Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party. The parties shall prosecute said filings and applications with all reasonable diligence and otherwise use reasonable business efforts to obtain the termination of the Hart-Scott-Rodino Act waiting period and the grant of FCC Consents to such applications as expeditiously as practicable. If the FCC Consents, or any of them, imposes any condition on either party hereto (or, in the case of EZ, American or any of its Subsidiaries), such party shall use reasonable business efforts to comply with such condition unless compliance would have a Material Adverse Effect upon it. If reconsideration or judicial review is sought with respect to any FCC Consent, SFX and EZ shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to the provisions of Section 7.1). Notwithstanding anything in this Agreement to the contrary, the Exchanges are expressly conditioned upon the grant of the Final Order as to the FCC Consents for the transfer of the FCC Licenses for the Stations without any condition Materially Adverse to the party acquiring such Stations, it being understood that the imposition of any condition requiring (a) any SFX Party (or any Affiliate thereof) to divest its interest in any radio station in the Charlotte, North Carolina market or to otherwise take any action to comply with
Section 73.3555(a) of the FCC rules shall not be deemed to have a Materially Adverse Effect upon the SFX Parties, or (b) any EZ Party (including American and its Subsidiaries) to divest their interest in any radio station in the Pittsburgh, Pennsylvania market or to otherwise take any action to comply with
Section 73.3555(a) of the FCC rules shall not be deemed to have a Materially Adverse Effect upon the EZ Parties. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require any EZ Party or any SFX Party to divest any asset to obtain termination of the Hart-Scott-Rodino Act waiting period or to avoid or settle litigation initiated by any antitrust enforcement Authority seeking to block the transactions contemplated by this Agreement (unless such divesture is necessary to comply with the multiple ownership rules or policies of the FCC).

         (b) The parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Exchanges and the other Transactions that are required or permitted to be filed on or before the Closing Date.

         (c) SFX shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with EZ, and at EZ's expense, in order to enable EZ to have SFX and EZ's or SFX's independent accountants prepare audited financial statements for the Future SFX Station described in Section 6.2(f). SFX represents and warrants that such financial statements will have been prepared in accordance with GAAP applied on a basis consistent with past practices, will be true, correct and complete, and will present fairly the financial condition and results of operation of the Future SFX Station. Without limiting the generality of the foregoing, SFX agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by EZ (or American or any of either of their Subsidiaries) under the Securities Act or the Exchange Act and
(ii) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as EZ's independent accountants may reasonably request under the circumstances. EZ shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with SFX, and at SFX's expense, in order to enable SFX to have EZ and SFX's or EZ's independent accountants prepare audited financial statements for the Future EZ Station described in Section 6.3(f). EZ represents and warrants that such financial statements will have been prepared in accordance with GAAP applied on a basis consistent with past practices, will be true, correct and complete, and will present fairly the financial condition and results of operation of the Future EZ Station. Without limiting the generality of the foregoing, EZ agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by SFX (or any of its Subsidiaries) under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as SFX's independent accountants may reasonably request under the circumstances.

         (d) The parties acknowledge and agree that they intend, if appropriate at the time the Hart-Scott-Rodino Act waiting period has expired or been terminated, and subject, in the case of the Future EZ Station, to the provisions of the Evergreen-EZ Agreement and, in the case of the Future SFX Station, to the provisions of the Secret-SFX Agreement, to execute and deliver a time brokerage agreement with respect to each of (i) the Future EZ Station substantially in the form of Exhibit A-1 attached hereto and made a part hereof (the "Future EZ Station TBA") and (ii) the Future SFX Station substantially in the form of Exhibit A-2 attached hereto and made a part hereof (the "Future SFX Station TBA"). Anything in this Agreement to the contrary notwithstanding, including without limitation any provision of Articles 3, 4 and 8 and Sections 6.2 and 6.3, (A) none of the SFX Parties shall be liable in any respect to the extent any of the representations and warranties contained in Article 3, and none of the EZ Parties shall be liable in any respect to the extent any of the representations and warranties contained in Article 4, are not true and correct in any Material respect on and as of the Closing Date due solely to the existence and operation of the Future SFX Station TBA and the Future EZ Station TBA, respectively, (B) the conditions set forth in Sections 6.2(c), 6.2(e), 6.3(c) and 6.3(e) shall not be deemed to be not satisfied as a result of any action or failure to act of EZ pursuant to the provisions of the Future SFX Station TBA and of SFX pursuant to the provisions of the Future EZ Station TBA, respectively, and (C) the certificates to be delivered to EZ and SFX pursuant to the provisions of Section 6.2(c) and 6.3(c), respectively, shall not be required to address any of such representations and warranties that are not true and correct in any material respect on and as of the Closing Date due to the existence and operation of such agreements.

         5.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, each of SFX and EZ shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Exchanges or any other Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, each party acknowledges and agrees that SFX and EZ may, without its prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement.

         5.4 Notification of Certain Matters. SFX and EZ shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it or any of its Subsidiaries contained in this Agreement to be untrue or inaccurate in any respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or (iii) any change to be made in the SFX Disclosure Schedule or the EZ Disclosure Schedule, as the case may be, in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. Neither SFX nor EZ shall, nor shall it permit any Subsidiary, or any of its Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it or, in the case of EZ, American) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Exchanges and the other Transactions) resulting in
(i) any merger or consolidation of either, regardless of whether it is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (ii) any sale or other disposition of all or any substantial part of the Assets owned by it or any of the Stations owned by it. The provisions of this Section shall apply to each of SFX's and EZ's Subsidiaries.

         5.6 Conduct of Business by SFX Pending the Closing. Except as otherwise contemplated by this Agreement, and subject to EZ's time brokering of the Future SFX Station pursuant to the provisions of the Future SFX Station TBA after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless EZ shall otherwise agree in writing, (i) after the date hereof and prior to the consummation of the transactions contemplated by the Entercom Agreement or the earlier termination of this Agreement, SFX shall, to the extent permitted by the SFX Acquisition Agreements, cause Entercom, (ii) after the consummation of the transactions contemplated by the Entercom Agreement and prior to the consummation of the transactions contemplated by the Secret-SFX Agreement or the earlier termination of this Agreement, SFX shall, to the extent permitted by the Secret-SFX Agreement, cause Secret, and (iii) from and after the date SFX acquires the Future SFX Station and prior to the Closing Date or earlier termination of this Agreement, SFX shall, and shall cause its Subsidiaries, to the extent relating to the Future SFX Station or the Future SFX Assets, to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present general managers, on-air personalities and other key employees (subject to the provisions of Sections 5.6(n) and (o)), and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to Adversely Affect the transactions contemplated by this Agreement;

                  (c) confer on a regular and frequent basis with one or more representatives of EZ to report Material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (e) maintain levels of advertising, marketing and promotion efforts and expenditures at levels no less than those currently budgeted in the current business plan, a true, correct and complete in all material respects description of which is set forth in Section 5.6(e) of the SFX Disclosure Schedule;

                  (f) (i) to operate the Future SFX Station in conformity with its FCC Licenses on a basis consistent with past practice and any special temporary authority or program test authority issued thereunder, the FCA and the rules and regulations of any other Authority with jurisdiction over the Future SFX Station, and (ii) take all actions necessary to maintain the FCC Licenses for the Future SFX Station;

                  (g) prior to the effectiveness of the Future EZ Station TBA, refrain from changing the frequency or format of the Future SFX Station or making any material changes in the Future SFX Station's studio or other structures, except to the extent required by the FCA or the rules and regulation of the FCC;

                  (h) prior to the effectiveness of the Future EZ Station TBA, not make any material changes in the broadcast hours or in the percentage or types of programming broadcast by the Future SFX Station, or make any other Material changes in such Station's programming policies, except such changes as in the good faith judgment of SFX are required by the public interest;

                  (i) not (i) dispose of any of the Future SFX Assets owned by SFX or used in the operation of the Future SFX Station (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Station) or (ii) modify, change in any Material respect or enter into any Material Agreement relating to the business of the Future SFX Station;

                  (j) notify EZ promptly if the Future SFX Station's normal broadcast transmissions are interrupted or impaired for (i) thirty (30) minutes or more for a period of five (5) consecutive days or for seven
         (7) days within any thirty (30) day period (except for normal maintenance) or (ii) a period of six (6) continuous hours or more;

                  (k) not create, assume or permit to exist any Lien upon any of the Future SFX Assets or the Future SFX Station, except for (i) Permitted Liens and (ii) other Liens, if any, set forth on Section 3.5(a) or 3.5(b) of the SFX Disclosure Schedule (which Liens shall be released prior to Closing);

                  (l) not waive any Material right relating to the Future SFX Station;

                  (m) (i) refrain from entering into additional trade or barter agreements obligating the Future SFX Station, (ii) use reasonable business efforts to fulfill its obligations under all trade and barter agreements currently in effect, and (iii) take such other steps as are necessary to assure that trade and barter assets exceed trade and barter obligations for the Future SFX Station as of the Closing Date;

                  (n) not renew or enter into new employment agreements without the consent of EZ;

                  (o) not institute any general increase in the compensation of the employees of the Future SFX Station except as and to the extent set forth in the current business plan or as required under any existing employment agreement; and

                  (p) not enter into any agreements providing for annual payments by the Future SFX Station in excess of $25,000 per agreement or $100,000 in the aggregate for all such agreements.

         5.7 Conduct of Business by EZ Pending the Closing. Except as otherwise contemplated by this Agreement, and subject to SFX's time brokering of the Future EZ Station pursuant to the provisions of the Future EZ Station TBA, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless SFX shall otherwise agree in writing, (i) after the date hereof and prior to the consummation of the transactions contemplated by the Evergreen-EZ Agreement or the earlier termination of this Agreement, EZ shall, to the extent permitted by the Evergreen-EZ Agreement, cause Evergreen, and (ii) from and after the date EZ acquires the Future EZ Station and prior to the Closing Date or earlier termination of this Agreement, EZ shall, and shall cause its Subsidiaries, to the extent relating to the Future EZ Station or the Future SFX Assets, to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present general managers, on-air personalities and other key employees (subject to the provisions of Sections 5.7(n) and (o)), and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to Adversely Affect the transactions contemplated by this Agreement;

                  (c) confer on a regular and frequent basis with one or more representatives of SFX to report Material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (e) maintain levels of advertising, marketing and promotion efforts and expenditures at levels no less than those currently budgeted in the current business plan, a true, correct and complete in all material respects description of which is set forth in Section 5.7(e) of the EZ Disclosure Schedule;

                  (f) (i) to operate the Future EZ Station in conformity with its FCC Licenses on a basis consistent with past practice and any special temporary authority or program test authority issued thereunder, the FCA and the rules and regulations of any other Authority with jurisdiction over the Future EZ Station and (ii) take all actions necessary to maintain the FCC Licenses for the Future EZ Station;

                  (g) prior to the effectiveness of the Future SFX Station TBA, refrain from changing the frequency or format of the Future EZ Station or making any material changes in the Future EZ Station's studio or other structures, except to the extent required by the FCA or the rules and regulation of the FCC;

                  (h) prior to the effectiveness of the Future SFX Station TBA, not make any material changes in the broadcast hours or in the percentage or types of programming broadcast by the Future EZ Station, or make any other Material changes in such Station's programming policies, except such changes as in the good faith judgment of EZ are required by the public interest;

                  (i) not (i) dispose of any of the Future EZ Assets owned by EZ or used in the operation of the Future EZ Station (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Station) or (ii) modify, change in any Material respect or enter into any Material Agreement relating to the business of the Future EZ Station;

                  (j) notify SFX promptly if the Future EZ Station's normal broadcast transmissions are interrupted or impaired for (i) thirty (30) minutes or more for a period of five (5) consecutive days or for seven
         (7) days within any thirty (30) day period (except for normal maintenance) or (ii) a period of six (6) continuous hours or more;

                  (k) not create, assume or permit to exist any Lien upon any of the Future EZ Assets or the Future EZ Station, except for (i) Permitted Liens and (ii) other Liens, if any, set forth on Section 4.5(a) or 4.5(b) of the EZ Disclosure Schedule (which Liens shall be released prior to Closing);

                  (l) not waive any Material right relating to the Future EZ Station;

                  (m) (i) refrain from entering into additional trade or barter agreements obligating the Future EZ Station, (ii) use reasonable business efforts to fulfill its obligations under all trade and barter agreements currently in effect, and (iii) take such other steps as are necessary to assure that trade and barter assets exceed trade and barter obligations for the Future SFX Station as of the Closing Date;

                  (n) not renew or enter into new employment agreements without the consent of SFX;

                  (o) not institute any general increase in the compensation of the employees of the Future EZ Station except as and to the extent set forth in the current business plan or as required under any existing employment agreement; and

                  (p) not enter into any agreements providing for annual payments by the Future EZ Station in excess of $25,000 per agreement or $100,000 in the aggregate for all such agreements.

         5.8 FCC Application; Divesture Commitment.

         (a) The parties acknowledge that Affiliates of the EZ Parties have entered into agreements (including the Evergreen-EZ Agreement) to acquire a number of radio stations serving the Charlotte, North Carolina area that, when combined with the radio stations now licensed to Affiliates of the EZ Parties and the Future EZ Station, would cause the EZ Parties or their Affiliates to be in violation of Section 73.3555 of the FCC's rules (absent a waiver of those rules). The parties further acknowledge that the FCC's granting its consents with respect to the transfer of the Future EZ Station from the applicable Evergreen Entities to the EZ Parties (the "Evergreen FCC Consents") may contain a condition requiring the EZ Parties to divest their interest in one or more FM radio stations in the Charlotte market prior to the closing under the Evergreen-EZ Agreement. In order to ensure that the EZ Parties can meet such a condition if the Closing under this Agreement does not occur simultaneously with the closing under the Evergreen-EZ Agreement, prior to the filing of the applications for the Evergreen FCC Consents, the EZ Parties agreed to assign the Future EZ Station to a trustee (the "Charlotte Trustee") pursuant to a trust agreement that satisfies the FCC's multiple ownership rules and policies, including the cross-interest policy, then in effect. In the event that the acquisition by the EZ Parties of the Future EZ Station pursuant to the Evergreen- EZ Agreement would not comply with the FCC's multiple ownership rules and policies, including the cross-interest policy, on or prior to the date of the closing under the Evergreen-EZ Agreement, unless the Evergreen FCC Consents permit retention of the Future EZ Station, the EZ Parties shall assign, subject to receipt of the FCC's grant of the Charlotte Trustee Application, the Future EZ Station to the Charlotte Trustee on the date of the closing under the Evergreen-EZ Agreement in order to effectuate the closing under the Evergreen-EZ Agreement.

         (b) Pursuant to the Evergreen-EZ Agreement, the EZ Parties have filed an application with the FCC requesting the consent to the assignment of the FCC authorizations for the Future EZ Station to the Charlotte Trustee (the "Charlotte Trustee Application"), and the EZ Parties and the Evergreen Entities have agreed to prosecute the Charlotte Trustee Application in good faith and with due diligence.

         (c) Anything in this Section to the contrary notwithstanding, the Evergreen-EZ Agreement permits the EZ Parties, upon the execution and delivery of this Agreement, to file an application with the FCC as contemplated by
Section 5.2(a) hereof requesting the consent to the assignments of the FCC authorizations for the Future EZ Station to the SFX Parties, either directly to the SFX Parties or indirectly to the SFX Parties through the Charlotte Trustee, and, accordingly, the EZ Parties need not transfer the Future EZ Station to the Charlotte Trustee pursuant to the provisions of the Evergreen-EZ Agreement so long as the application with respect to this Agreement is pending or has been granted, except in the event such application relates solely to an indirect transfer through the Charlotte Trustee. Notwithstanding the foregoing, the parties agree that the trust and the Charlotte Trustee Application shall be left in effect until such time as the Transactions have been consummated.

         5.9 Delivery of Disclosure Schedules. As soon as practicable after the date hereof and in any event not later than fifteen (15) business days after the date hereof, the EZ Parties shall deliver to the SFX Parties the EZ Disclosure Schedule and the SFX Parties shall deliver to the EZ Parties the SFX Disclosure Schedule.


                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party to Effect the Exchange. The respective obligations of each party to effect the Exchanges shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any Materially Adverse conditions in connection with, the consummation of the Exchanges and the other Transactions, or which might, in the reasonable business judgment of EZ or SFX, based upon the advice of counsel, have a Material Adverse Effect on the Assets and Stations to be acquired by it, it being understood and agreed that a written request by any Authority for information with respect to the Exchanges or any other Transaction, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action; and

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all Governmental Filings required to be made by any EZ Party or any SFX Party with any Authority, prior to the consummation of the Exchange, shall have been obtained from, and made with, the FCC and all other required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable business judgment of each of the parties, have a Material Adverse Effect on the Assets and Stations being acquired by such party. Without limiting the generality of the foregoing, the FCC shall have issued the FCC Consents, the same shall have become Final Orders, and any conditions precedent to the effectiveness of such Final Orders which are specified therein shall have been satisfied; provided, however, that any condition requiring any party hereto (or, in the case of EZ, American or any of its Subsidiaries) to divest its interest in any radio station in the Charlotte, North Carolina market (in the case of SFX) or in the Pittsburgh, Pennsylvania market (in the case of EZ) or to otherwise take any action to comply with Section 73.3555 of the FCC's rules in such markets shall not be a condition of such party's obligation to effect the Exchange.

         6.2 Conditions to Obligations of the EZ Parties. The obligation of the EZ Parties to effect the Exchanges shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) SFX shall have  delivered  or caused to be delivered to EZ all of the Collateral Documents required to be delivered to the EZ Parties by the SFX Parties at or prior to the Closing pursuant to the terms of this Agreement; such Collateral Documents shall be reasonably satisfactory in form, scope and substance to EZ and its counsel and American and its counsel; and EZ and its counsel and American and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) SFX shall have furnished EZ and, at EZ's request, any bank or other financial institution providing credit to EZ or American or any Subsidiary of EZ or American, with a favorable opinion, dated the Closing Date, of Richard A. Liese, Esq., counsel for SFX, with respect to the matters set forth in Sections 3.1(a), (b) and (c) (other than as to Private Authorizations), 3.7(a) (limited to his knowledge and to Legal Actions), and 3.14 and of Fisher Wayland Cooper Leader & Zaragoza, L.L.P., FCC counsel for SFX, with respect to FCC related matters of a nature and scope customary in comparable transactions (including without limitation with respect to the grant of all necessary FCC Consents and their being Final Orders, that all FCC Licenses are valid, binding and in good standing and in full force and effect, the absence of Legal Actions which could Materially Adversely Affect the FCC License and the FCC Consents, and the filing of all Material reports and the payment of all fees) and, in each case, with respect to such other matters arising after the date of this Agreement incident to the Exchanges and the other Transactions, as EZ or its counsel or American or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations, warranties, covenants and agreements of each SFX Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date; each and all of the covenants, agreements and conditions to be performed or satisfied by each SFX Party hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and SFX shall have furnished EZ with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as EZ or its counsel shall have reasonably requested;

                  (d) All authorizations, consents, waivers, orders or approvals required to be obtained from all Persons (other than Authorities) prior to the consummation of the Exchanges and the other Transactions, including without limitation those required in order to vest fully in EZ all right, title and interest in and to all of the Future SFX Assets and the Future SFX Station (including without limitation all Private Authorizations and Material Agreements of SFX and all modifications of Contractual Obligations heretofore requested by EZ and set forth in
         Section 6.2(d) of the EZ Disclosure Schedule) and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could Materially Adversely Affect SFX;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any Material Adverse Change in SFX; as of the Closing Date, the Future SFX License shall not have been Materially and Adversely Affected by any act, or failure to act, of SFX;

                  (f) To the extent required of EZ by Rule 3-05 of Regulation S-X under the Securities Act, EZ shall have received (i) from its or American's or SFX's independent accountants a report (which shall be unqualified as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the Future SFX Station, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or (ii) from the SFX Parties such documentation as shall enable EZ's independent accountants to advise EZ in writing that they could issue such an unqualified report; and

                  (g) The closing under the Evergreen-EZ Agreement shall have occurred.

         6.3 Conditions to Obligations of the SFX Parties. The obligation of the SFX Parties to effect the Exchanges shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) EZ shall have delivered or caused to be delivered to SFX all of the Collateral Documents required to be delivered to the SFX Parties by the EZ Parties at or prior to the Closing pursuant to the terms of this Agreement; such Collateral Documents, shall be reasonably satisfactory in form, scope and substance to SFX and its counsel; and SFX and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) EZ shall have  furnished  SFX and, at SFX's  request,  any bank of other financial institution providing credit to SFX or any Subsidiary, with favorable opinions, dated the Closing Date of Hunton & Williams, special counsel for EZ, with respect to the matters set forth in Sections 4.1(a), (b) and (c) (other than as to Private Authorizations), 4.7(a) (limited to its knowledge and to Legal Actions), and 4.14, and of Koteen & Naftalin, LLP, FCC counsel for EZ, with respect to FCC related matters of a nature and scope customary in comparable transactions (including without limitation with respect to the grant of all necessary FCC Consents and their being Final Orders, that all FCC Licenses are valid, binding and in good standing and in full force and effect, the absence of Legal Actions which could Materially Adversely Affect the FCC License and the FCC Consents, and the filing of all Material reports and the payment of all fees), and, in each case, with respect to such other matters arising after the date of this Agreement incident to the Exchanges and the other Transactions, as SFX or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations, warranties, covenants and agreements of each EZ Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date; each and all of the covenants, agreements and conditions to be performed or satisfied by each EZ Party hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and EZ shall have furnished SFX with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as SFX or its counsel shall have reasonably requested;

                  (d) All authorizations, consents, waivers, orders or approvals required to be obtained from all Persons (other than Authorities) prior to the consummation of the Exchanges and the other Transactions, including without limitation those required in order to vest fully in SFX all right, title and interest in and to all of the Future EZ Assets and the Future EZ Station (including without limitation all Private Authorizations and Material Agreements of EZ and its Subsidiaries and all modifications of Contractual Obligations heretofore requested by SFX and set forth in Schedule 6.3(d) of the SFX Disclosure Schedule) and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could Materially Adversely Affect EZ;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any Material Adverse Change in EZ; as of the Closing Date, the Future EZ License shall not have been Materially and Adversely Affected by any act, or failure to act, of EZ;

                  (f) To the extent required of SFX by Rule 3-05 of Regulation S-X under the Securities Act, SFX shall have received (i) from its or American's or EZ's independent accountants a report (which shall be unqualified as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the Future EZ Station, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or (ii) from the EZ Parties such documentation as shall enable SFX's independent accountants to advise SFX in writing that they could issue such an unqualified report; and

                  (g) The closing under the Secret-SFX Agreement shall have occurred.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of SFX and EZ;

                  (b) by either EZ or SFX if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Exchanges shall have become final and nonappealable; or

                  (c) by SFX in the event no SFX Party is in Material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any Material respect, and either
         (i) the Exchanges and the other Transactions have not been consummated prior to the Termination Date, (ii) one or more of the EZ Parties is in Material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any Material respect, and such a breach or untruth exists and is not cured within the cure period specified in this Section, (iii) the EZ Disclosure Schedule delivered to the SFX Parties by the EZ Parties pursuant to
         Section 5.9 discloses matters that could in the reasonable judgment of SFX be expected to have a Material Adverse Effect on the Future EZ Assets, or (iv) the Secret-SFX Agreement shall have been terminated (other than because of a breach or default thereunder of any SFX Party party thereto); or

                  (d) by EZ in the event no EZ Party is in Material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any Material respect, and either
         (i) the Exchanges and the other Transactions have not been consummated prior to the Termination Date, (ii) one or more of the SFX Parties is in Material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any Material respect, and such a breach or untruth exists and is not cured within the cure period specified in this Section, (iii) the SFX Disclosure Schedule delivered to the EZ Parties by the SFX Parties pursuant to
         Section 5.9 discloses matters that could in the reasonable judgment of EZ be expected to have a Material Adverse Effect on the Future SFX Assets, or (iv) the Evergreen-EZ Agreement shall have been terminated (other than because of a breach or default thereunder of any EZ Party party thereto).

         Neither party shall have the right to terminate this Agreement (i) as a result of the other party's breach or default unless the terminating party shall have given the defaulting party thirty (30) business days to cure the default (or such longer period not in excess of an additional thirty (30) business days as is, in the reasonable business judgment of the parties, reasonably necessary to effect such cure so long as the defaulting party is proceeding with due diligence and best efforts to effect such cure); provided, however, that such cure period shall not extend the Termination Date or (ii) pursuant to the provisions of Section 7.1(c)(iii) or 7.1(d)(iii) unless the terminating party shall have given notice thereof (specifying in reasonable detail the basis therefor) within ten (10) business days of the receipt of the EZ Disclosure Schedule or the SFX Disclosure Schedule, as the case may be.

         The term "Termination Date" shall mean December 31, 1997 or such other date as the parties may, from time to time, mutually agree.

         The right of EZ or SFX to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         7.2 Effect of Termination.

                  (a) Except as provided in Sections 5.1 (with respect to confidentiality), 5.3 and 9.3 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, or in the event the Exchanges shall not have been consummated prior to the end of business on the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective Affiliates (including stockholders, officers or directors), to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

                  (b) In the event this Agreement is terminated by (i) SFX pursuant to the provisions of Section 7.1(c)(ii) or (ii) EZ pursuant to the provisions of Section 7.1(d)(ii), then the terminating party shall be entitled to liquidated damages in the amount of $5,000,000, it being agreed that such amount shall constitute full payment for any and all damages suffered by the terminating party by reason of other party's failure to consummate the Exchange. EZ and SFX agree in advance that actual damages would be difficult to ascertain and that $5,000,000 is a fair and equitable amount to reimburse SFX or EZ, as the case may be, for damages sustained due to EZ's or SFX's failure to consummate the Exchanges for the above-stated reasons. Notwithstanding the foregoing, each party shall have the right to seek specific performance pursuant to the provisions of Section 9.5.

                  (c) In the event this Agreement is terminated (i) by the parties pursuant to the provisions of Section 7.1(a), (ii) by SFX or EZ pursuant to the provision of Section 7.1 (b), (iii) by SFX pursuant to the provisions of Section 7.1(c)(i), Section 7.1(c)(iii) or Section 7.1(c)(iv), or (iv) by EZ pursuant to the provisions of Section 7.1(d)(i), Section 7.1(d)(iii) or Section 7.1(d)(iv), the EZ Parties shall instruct the Escrow Agent to distribute to the SFX Parties the Escrow Deposit and any interest or other earnings thereon and except as provided in Section 7.2(a), none of the parties shall have any further rights or remedies.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Survival. The representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) one (1) year after the Closing Date or (b) the applicable statute of limitations in the case of matters of a nature referred to in Sections 3.1, 3.7(b), 3.11, 3.12, 4.1, 4.7(b), 4.11 and 4.12 (the "Indemnity
Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. No claim for indemnification, other than with respect to fraud, may be asserted after the expiration of the
Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a Claim which is asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         8.2 Indemnification. Each of SFX and EZ (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (a) any breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document; or

                  (b) any Legal Action or other Claim by any third party relating to the indemnifying party or the ownership or operations of any of its Assets or the conduct of the business of its Stations to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the indemnifying party pursuant to this Agreement or any Collateral Document; or

                  (c) the Nonassumed Obligations of the respective indemnifying parties and the failure of the respective indemnifying parties to comply with the Bulk Sales laws of the Commonwealth of Pennsylvania and the State of North Carolina.

         8.3 Limitation of Liability. Notwithstanding the provisions of Section 8.2, after the Closing, each indemnifying party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $50,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including such $50,000), and (ii) in no event shall the aggregate amount required to be paid by each indemnifying party pursuant to the provisions of this Section exceed $3,000,000, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1 and 4.1 and the first paragraph of Section 3.7(b) and 4.7(b) as to which the limitations set forth in this clause (ii) shall not apply. The provisions of the immediately preceding sentence of this Section with respect to the limitation on each indemnifying party's obligation to indemnify the indemnified party in respect of Loss and Expense shall not be applicable to any claims which are based on fraud or willful or intentional breach of representation or warranty.

         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.4, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party.

         8.6  Exclusive  Remedy.  Except for fraud or as  otherwise  provided in
Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.

         8.7      Rights Under Other Agreements.

         (a) SFX shall use its reasonable best efforts to obtain the written consent of each of Entercom and Secret to the assignment to EZ, on or immediately after the Closing Date, of SFX's rights under the SFX Acquisition Agreements with respect to the Future SFX Station and, after such assignment has been consummated, shall take all actions reasonably requested by EZ to enforce any of such rights with respect to the Future SFX Station for the benefit of EZ (it being the intent of the parties that pursuant to this provision SFX shall transfer to EZ to the maximum extent possible the benefits of all representations and warranties and covenants of each of Entercom and Secret contained in the SFX Acquisition Agreements). If SFX is unable to obtain the consent of Entercom or Secret to the assignment of SFX's rights under the SFX Acquisition Agreements with respect to the Future SFX Station, SFX shall, upon the request of EZ, proceed diligently to exercise SFX's right to indemnification under the SFX Acquisition Agreements with respect to the Future SFX Station and EZ shall be entitled to receive from SFX any amount actually received by SFX with respect to such rights, less reasonable out of pocket fees and expenses incurred by SFX in exercising such rights. Notwithstanding the foregoing, SFX shall retain such rights against each of Entercom and Secret under the SFX Acquisition Agreements (to the extent such rights exist under the SFX Acquisition Agreements) as shall be necessary to recover from each of Entercom and Secret with respect to any liability for which SFX makes payment to EZ pursuant to SFX's indemnification obligation under this Agreement.

         (b) EZ shall use its reasonable best efforts to obtain the written consent of Evergreen to the assignment to SFX, on or immediately after the Closing Date, of EZ's rights under the Evergreen-EZ Agreement with respect to the Future EZ Station and, after such assignment has been consummated, shall take all actions reasonably requested by SFX to enforce any of such rights with respect to the Future EZ Station for the benefit of SFX (it being the intent of the parties that pursuant to this provision EZ shall transfer to SFX to the maximum extent possible the benefits of all representations and warranties and covenants of Evergreen contained in the Evergreen-EZ Agreement). If EZ is unable to obtain the consent of Evergreen to the assignment of rights under the Evergreen-EZ Agreement, EZ shall, upon the request of SFX, proceed diligently to exercise EZ's right to indemnification under the Evergreen-EZ Agreement with respect to the Future EZ Station and SFX shall be entitled to receive from EZ any amount actually received by EZ with respect to such rights, less reasonable out of pocket fees and expenses incurred by EZ in exercising such rights. Notwithstanding the foregoing, EZ shall retain such rights against Evergreen under the Evergreen-EZ Agreement (to the extent such rights exist under the Evergreen-EZ Agreement) as shall be necessary to recover from Evergreen with respect to any liability for which EZ makes payment to SFX pursuant to EZ's indemnification obligation under this Agreement.

                                    ARTICLE 9

                               GENERAL PROVISIONS


         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, EZ or SFX may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All costs and expenses, incurred in connection with any transfer taxes, sales taxes, document stamps or other charges levied by any Authority in connection with this Agreement, the Exchanges and the other Transactions, shall be borne by EZ insofar as they related to the Future EZ Station and the Future EZ Assets and by SFX insofar as they relate to the Future SFX Station and the Future SFX Assets. All filing and similar fees (including without limitation Hart-Scott-Rodino filings and FCC filing fees),shall be borne equally by EZ and SFX. All other costs and expenses incurred in connection with this Agreement, the Exchanges and the other Transactions, and in compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto shall, subject to the provisions of Sections 3.17 and 4.17 hereof, be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to any EZ Party:

                  EZ Communications, Inc.
                  10800 Main Street
                  Fairfax, Virginia 22030
                  Attention: Alan Box, Chief Executive Officer
                  Telecopier No.: (703) 934-1200

                  with copies to:

                  Hunton & Williams
                  1751 Pinnacle Drive
                  Suite 1700
                  McLean, Virginia  22102
                  Attention: Joseph W. Conroy, Esq.
                  Telecopier No.:  (703) 714-7410

                  American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Steven B. Dodge, President and
                                  Chief Executive Officer
                  Telecopier No.:  (617) 375-7575

                           and

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to any SFX Party:

                  SFX Broadcasting, Inc.
                  150 East 58th Street
                  New York, New York 10155
                  Attention:  Michael G. Ferrel, President and
                                 Chief Executive Officer
                  Telecopier No.:  (212) 486-4979

                  with a copy to:

                  SFX Broadcasting, Inc.
                  150 East 58th Street
                  New York, New York 10155
                  Attention:  Richard A. Liese, Esq.
                  Telecopier No.:  (212) 486-4830

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Exchanges and the other Transactions are fulfilled and consummated to the maximum extent possible.

         9.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement. This Agreement (together with the Disclosure Schedules and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated August 28, 1996, between the parties.

         9.12 Assignment. Subject to the provisions of Section 2.6, this Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party (including without limitation, in the case of EZ, American) by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and each party may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and, so long as the EZ Merger Agreement has not been terminated and, in any event, after the consummation of the merger of EZ and American contemplated thereby, American, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of EZ and SFX, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.15 EZ Agent for Other EZ Parties. Anything in this Agreement to the contrary notwithstanding, each of the EZ Parties (other than EZ) hereby grants EZ an irrevocable power of attorney and hereby irrevocably appoints EZ its agent for all purposes of this Agreement, including without limitation for the purpose of executing and delivering extensions of the time for the performance of any of the obligations or other acts of EZ, waivers, terminations or amendments, and any action taken by EZ pursuant to such power of attorney and agency, and any such extension, waiver, termination or amendment executed and delivered by EZ, shall be binding upon each other EZ Party whether or not it has specifically approved such action or executed such extension, waiver, termination or amendment.

         9.16 SFX Agent for Other SFX Parties. Anything in this Agreement to the contrary notwithstanding, each of the SFX Parties (other than SFX) hereby grants SFX an irrevocable power of attorney and hereby irrevocably appoints SFX its agent for all purposes of this Agreement, including without limitation for the purpose of executing and delivering extensions of the time for the performance of any of the obligations or other acts of SFX, waivers, terminations or amendments, and any action taken by SFX pursuant to such power of attorney and agency, and any such extension, waiver, termination or amendment executed and delivered by SFX, shall be binding upon each other SFX Party whether or not it has specifically approved such action or executed such extension, waiver, termination or amendment.

         IN WITNESS WHEREOF, the EZ Parties and the SFX Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                    EZ COMMUNICATIONS, INC.


                    By:_____________________________________
                       Name:
                       Title:

                     PROFESSIONAL BROADCASTING, INCORPORATED

                    By:_____________________________________
                       Name:
                       Title:

                    EZ PHILADELPHIA, INC.

                    By:_____________________________________
                       Name:
                       Title:

                    SFX BROADCASTING, INC.

                    By:______________________________________
                       Name:
                       Title:

                   SFX HOLDINGS, INC.

                   By:_______________________________________
                      Name:
                      Title:

         American represents and warrants that it has heretofore entered into the EZ Merger Agreement with EZ and hereby acknowledges and agrees (a) to be bound by the provisions of Sections 5.1, (b) that the terms and conditions of the above Agreement are satisfactory to it, and (c) that it consents to such terms and conditions.

                    AMERICAN RADIO SYSTEMS CORPORATION

                    By:_____________________________________
                       Name:
                       Title:

                                                                  APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in either Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" are intended to refer to the entire section and not a particular subsection thereof.

         Accounts Receivable shall mean any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to any EZ Party or any SFX Party, as the case may be, attributable to the sale of time or talent on the Future EZ Station or the Future SFX Station, as the case may be.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of EZ or SFX, as the case may be, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Exchange, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the Future SFX Station or the Future EZ Station, as the case may be, or (c) impair SFX's or EZ's, as the case may be, ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of EZ or SFX, as the case may be, under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event affecting the radio broadcasting industry generally shall not be deemed to constitute an Adverse Change, have an Adverse Effect or to Adversely Affect or Effect.

         Affiliate, Affiliated shall mean, with respect to any Person, any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the EZ Disclosure Schedule, the SFX Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         American shall have the meaning given to it in the fifth Whereas paragraph.

         American-EZ Merger shall have the meaning given to it in the fifth Whereas paragraph.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Appraisals shall have the meaning given to it in Section 2.1(c).

         Asset  Exchanges  shall  have  the  meaning  given  to  it  in  Section
2.1(a)(i).

         Assets shall mean the business and the tangible and intangible assets used in connection with the conduct of the business or operations of one or more of the Stations, which business and assets are being exchanged, transferred or otherwise conveyed hereunder, including without including without limitation the following:

                  (a) the Personal Property;

                  (b) the Real Property;

                  (c) the Governmental Authorizations;

                  (d) the Contracts (other than the Nonassumed Obligations);

                  (e) all Intellectual Property and other proprietary information, which relate to the Station, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC which relate to the Stations;

                  (f) all claims, chooses in action and rights under warranties relating to any Station or any of the Assets;

                  (g) all books and records relating to the business or operations of each Station, including executed copies of the written Contracts, and all records required by the FCC to be kept, subject to the right of the conveying party to have such books and records made available to it for a reasonable period, not to exceed three (3) years; and

                  (h) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing;

provided, however, that notwithstanding the foregoing, the term Assets shall not include any of the Excluded Assets.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Cash  Consideration  shall  have the  meaning  given  to it in  Section
2.1(i).

         Charlotte  Proration  Schedule  shall have the  meaning  given to it in
Section 2.2(e).

         Charlotte Trustee shall have the meaning given to it in Section 5.8(a).

         Charlotte  Trustee  Application  shall have the meaning  given to it in
Section 5.8(b).

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.3.

         Closing Date shall have the meaning given to it in Section 2.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean any agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document, including without limitation the Future EZ Station TBA and the Future SFX Station TBA.

         Collection Period shall have the meaning given to it in Section 2.5.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership and operation of the Assets or the conduct of the business of any of the Stations.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Cut-off Date shall mean (i) with respect to any Contract to be assigned and the rights and obligations to be assumed pursuant to any TBA (including all items of revenue and expense relating to such Contract) the applicable TBA date for such TBA and (ii) in all other cases, the Closing Date.

         Disclosure Schedule shall mean the EZ Disclosure Schedule or the SFX Disclosure Schedule, as the case may be.

         Employment Arrangement shall mean, with respect to EZ or SFX, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of any of the Assets or the conduct of the business of any of the Stations.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entercom shall have the meaning given to it in the first Whereas paragraph.

         Entercom Agreement shall have the meaning give to it in the first Whereas paragraph.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with SFX or EZ, as the case may be, under Sections 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA.

         Escrow Agent shall mean the escrow agent named in the Escrow Agreement.

         Escrow Agreement shall mean the Escrow Agreement of even date herewith among SFX, EZ and the Escrow Agent.

         Escrow Deposit shall have the meaning given to it in Section 2.4.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Evergreen and Evergreen Entities shall have the meaning given to them in second Whereas paragraph.

         Evergreen-EZ Agreement shall have the meaning given to it in the second Whereas paragraph.

         Evergreen FCC Consents shall have the meaning given to it in Section 5.8(a).

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Exchanges shall have the meaning given to it in Section 2.1(a)(ii).

         Excluded Assets shall have the meaning given to it in Section 2.1(i).

         EZ shall have the meaning given to it in the Preamble.

         EZ Disclosure Schedule shall mean the EZ Disclosure Schedule dated as of the date of this Agreement delivered by EZ to SFX.

         EZ Financial Data shall have the meaning given to it in Section 4.2(a).

         EZ  Governmental  Authorizations  shall have the meaning given to it in
Section 4.7(a).

         EZ Merger Agreement shall have the meaning given to it in the fifth Whereas paragraph.

         EZP shall have the meaning given to it in the Preamble.

         EZ Parties shall have the meaning given to it in the Preamble.

         EZ Proration Schedule shall have the meaning given to it in Section 2.2(d).

         EZ's knowledge (including the term "to the knowledge, information and belief of EZ") means the knowledge of any EZ executive officer or any General Manager of the Future EZ Station.

         EZ Trade Agreement shall mean any Contract relating to the Future EZ Station pursuant to which any EZ Party is required to provide air time in exchange for property or services other than cash.

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         FCC Consents shall mean the actions of the FCC granting its consents to the transfer of the FCC Licenses relating to the Future SFX Station to EZ and the Future EZ Station to SFX.

         FCC Licenses shall mean all Governmental Authorizations issued by the FCC to SFX or EZ or their respective Subsidiaries in connection with the ownership, operation and conduct of the business of the Future SFX Station and the Future EZ Station, as the case may be.

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         Future EZ Assets shall have the meaning given to it in Section 2.1(i).

         Future EZ License shall have the meaning given to it in Section 2.1.

         Future EZ Station shall have the meaning given to it in the third Whereas paragraph.

         Future EZ  Station  Employees  shall  have the  meaning  given to it in
Section 4.12(a).

         Future EZ Station TBA shall have the meaning given to it in Section 5.2(d).

         Future SFX Assets shall have the meaning given to it in Section 2.1(i).

         Future SFX License shall have the meaning given to it in the first Whereas paragraph.

         Future SFX Station shall have the meaning given to it in the first Whereas paragraph.

         Future SFX Station  Employees  shall have the  meaning  given it in the
Section 3.12(a).

         Future SFX Station TBA shall have the meaning given it in the Section 5.2(d).

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental  Authorizations  shall  mean all  approvals,  concessions,
consents,   franchises,   licenses,  permits,  plans,  registrations  and  other
authorizations of all Authorities, including the FCC

Licenses, issued by the FCC, the Federal Aviation Administration and any other Authority in connection with the conduct of business or operations of any of the Stations.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos- containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to EZ and SFX, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, or (c) customer advance payments and customer deposits received in the ordinary course of business.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, franchises, license, permits and all Intellectual Property.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names copyrights and applications therefor, logos, trade SFXs, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ or any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law, in equity or in arbitration.

         License Exchanges shall have the meaning given to it in Section 2.1(a)(ii).

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Like-Kind Exchange shall mean an exchange of assets of the nature contemplated by the provisions of Section 1031 of the Code.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         Material, Materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to any Person, any Contractual Obligation which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than Fifty Thousand Dollars ($50,000) during any of the last three fiscal years, (ii) extends for more than three (3) months, or
(iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, or (e) accounted for more than three percent (3%) of the revenues of the Future EZ Station or the Future SFX Station in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the Future EZ Station or the Future SFX Station during the current fiscal year.

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Nonassumed Obligations shall have the meaning given to it in Section 2.2(b).

         Notice of Disagreement shall have the meaning given to it in Section 2.2(d).

         Organic Document shall mean, with respect to a Person which is a corporation, its certificate or articles of incorporation or organization, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         PBI shall have the meaning given to it in the Preamble

         Permitted Liens shall mean (a) any mechanic's or materialmen's Lien or similar Lien with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, and (c) easements, licenses, covenants, rights of way and similar Liens which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of the Future EZ Station or the Future SFX Station, as the case may be.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by SFX or EZ, as the case may be, and used or useful as of the date hereof in the conduct of the business or operations of the Future SFX Station or the Future EZ Station, as the case may be, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Pittsburgh  Proration  Schedule  shall have the meaning  given to it in
Section 2.2(d).

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of any of the Stations.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to copyrights, computer software programs, patents, service marks, trademarks, trade names, technology and know-how.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Real Property shall mean all of the fee estates and buildings and other improvements thereon, leasehold interest, easements, licenses, rights to access, right-of-way, and other real property interest which are owned or used by SFX or EZ, as the case may be, as of the date hereof, in the operations of any Future SFX Station or Future EZ Station, as the case may be.

         Referee shall have the meaning given to it in Section 2.2(d).

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 5.1(a).

         SEC shall mean the United States Securities and Exchange Commission, or any successor Authority.

         Secret shall have the meaning given to it in the first Whereas paragraph.

         Secret-SFX Agreement shall have the meaning given to it in the first Whereas paragraph.

         Section 1031 Schedule shall have the meaning given to it in Section 2.1(b).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         SFX shall have the meaning given to it in the Preamble.

         SFX Acquisition Agreements shall have the meaning given to it in the first Whereas paragraph.

         SFX Disclosure Schedule shall mean the SFX Disclosure Schedule dated as of the date of this Agreement delivered by SFX to EZ.

         SFX  Financial  Data  shall  have the  meaning  given to it in  Section
3.2(a).

         SFX  Governmental  Authorizations  shall have the  meaning  given it in
Section 3.7(a).

         SFX Holdings shall have the meaning given to it in the Preamble.

         SFX Parties shall have the meaning given to it in the Preamble.

         SFX Proration Schedule shall have the meaning given to it in Section 2.2(e).

         SFX's knowledge (including the term "to the knowledge, information and belief of SFX") means the knowledge of any SFX director or executive officer, and that such Person, after reasonable inquiry of appropriate SFX officers and reasonable review of appropriate SFX records, to the extent customary in transactions such as the Exchange, shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

         SFX Trade Agreement shall mean any Contract relating to the Future SFX Station pursuant to which any SFX Party is required to provide air time in exchange for property or services other than cash.

         Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         Stations shall mean, collectively, the Future SFX Station and the Future EZ Station.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11 or 4.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall have the meaning given to it in Section 7.1.

         Trade Agreements shall mean, collectively, the SFX Trade Agreements and the EZ Trade Agreements.

         Transactions shall mean the Exchanges and all of the other transactions hereunder or under the Collateral Documents.